Exhibit 10.31


                                                                  CONFORMED COPY


================================================================================











                          LIMITED PARTNERSHIP AGREEMENT



                                       OF

                   MMC C&I EMPLOYEES' SECURITIES COMPANY, L.P.

                        (a) Delaware Limited Partnership)









                            Dated as of July 21, 2000

================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE

SECTION 1 - ORGANIZATION, ETC..................................................1

         1.1     FORMATION....................................................1
         1.2     NAME AND OFFICES.............................................1
         1.3     PURPOSES.....................................................2
         1.4     TERM.........................................................2
         1.5     FISCAL YEAR..................................................2
         1.6     PARTNERSHIP POWERS...........................................3

SECTION 2 - THE GENERAL PARTNER................................................4

         2.1     MANAGEMENT...................................................4
         2.2     LIMITATIONS ON THE GENERAL PARTNER...........................4
         2.3     RELIANCE BY THIRD PARTIES....................................5
         2.4     EXPENSES.....................................................5
         2.5     OTHER ACTIVITIES OF THE PARTNERS AND MANAGER.................5
         2.6     LIABILITY OF THE GENERAL PARTNER AND THE MANAGER.............7
         2.7     CONFLICTS OF INTEREST........................................8

SECTION 3 - LIMITED PARTNERS...................................................9

         3.1     ELIGIBILITY..................................................9
         3.2     NO PARTICIPATION IN MANAGEMENT, ETC..........................9
         3.3     LIMITATION OF LIABILITY......................................9
         3.4     NO PRIORITY, ETC.............................................9
         3.5     FURTHER ACTIONS OF THE LIMITED PARTNERS......................9

SECTION 4 - INVESTMENTS.......................................................10

         4.1     INVESTMENTS IN PORTFOLIO COMPANIES...........................0
         4.2     SPECIAL INVESTMENT VEHICLE...................................0
         4.3     TEMPORARY INVESTMENTS........................................1

SECTION 5 - CAPITAL CONTRIBUTIONS AND CAPITAL COMMITMENTS.....................11

         5.1     CAPITAL CONTRIBUTIONS AND CAPITAL COMMITMENTS
                 OF THE PARTNERS..............................................11
         5.2     LIMITED PARTNERS WITH ADVERSE EFFECTS........................11
         5.3     DEFAULTING PARTNER...........................................11
         5.4     FURTHER ACTIONS..............................................12
         5.5     EXCUSED INVESTMENTS..........................................12

SECTION 6 - CAPITAL ACCOUNTS; DISTRIBUTIONS...................................13

         6.1     CAPITAL ACCOUNTS.............................................13
         6.2     ADJUSTMENTS TO CAPITAL ACCOUNTS..............................13
         6.3     DISTRIBUTIONS................................................13
         6.4     OVERRIDING PROVISION.........................................13
         6.5     DISTRIBUTIONS IN KIND........................................13
         6.6     NEGATIVE CAPITAL ACCOUNTS....................................14
         6.7     NO WITHDRAWAL OF CAPITAL.....................................14
         6.8     ALLOCATIONS..................................................14
         6.9     TAX MATTERS..................................................14
         6.10    WITHHOLDING TAXES............................................15
         6.11    FINAL DISTRIBUTION...........................................16

SECTION 7 - THE MANAGER.......................................................16

SECTION 8 - BANKING, CUSTODY OF SECURITIES, ACCOUNTING,
            BOOKS AND RECORDS, ADMINISTRATIVE SERVICES........................17

         8.1     BANKING; CUSTODY OF SECURITIES...............................17
         8.2     MAINTENANCE OF BOOKS AND RECORDS; ACCESS.....................17
         8.3     PARTNERSHIP TAX RETURNS......................................18

SECTION 9 - REPORTS TO PARTNERS, ANNUAL MEETING, VALUATIONS...................18

         9.1     INDEPENDENT AUDITORS.........................................18
         9.2     PARTNERSHIP REPORTS TO LIMITED PARTNERS......................18
         9.3     UNITED STATES FEDERAL INCOME TAX INFORMATION.................18
         9.4     ANNUAL MEETING...............................................18
         9.5     VALUATION....................................................18

SECTION 10 - INDEMNIFICATION OF PARTNERS......................................19

         10.1    INDEMNIFICATION OF GENERAL PARTNER, ETC......................19
         10.2    EXPENSES, ETC................................................20
         10.3    NOTICES OF CLAIMS, ETC.......................................21
         10.4    NO WAIVER....................................................21
         10.5    RETURN OF DISTRIBUTIONS......................................21
         10.6    INDEMNIFICATION OF COVERED PERSONS...........................21

SECTION 11 - TRANSFER OF LIMITED PARTNERSHIP INTERESTS;
             WITHDRAWAL OF LIMITED PARTNERS...................................22

         11.1    ADMISSION, SUBSTITUTION AND WITHDRAWAL OF LIMITED
                 PARTNERS; ASSIGNMENT IN THE EVENT OF DEATH OR
                 MENTAL INCOMPETENCE..........................................22
         11.2    ADDITIONAL LIMITED PARTNERS..................................25
         11.3    MULTI-FUND AND MULTI-VEHICLE ADJUSTMENTS.....................27
         11.4    TERMINATION OF EMPLOYMENT....................................28
         11.5    TRANSFER OR WITHDRAWAL BY THE GENERAL PARTNER................28

SECTION 12 - DEATH, INCOMPETENCY OR BANKRUPTCY
             OR DISSOLUTION OF PARTNERS.......................................29

         12.1    BANKRUPTCY OR DISSOLUTION OF THE GENERAL PARTNER.............29
         12.2    DEATH, INCOMPETENCY, BANKRUPTCY, DISSOLUTION OR
                 WITHDRAWAL OF A LIMITED PARTNER..............................29

SECTION 13 - DISSOLUTION AND TERMINATION OF PARTNERSHIP.......................30

         13.1    DISSOLUTION..................................................30
         13.2    DISTRIBUTION UPON DISSOLUTION................................31
         13.3    DISTRIBUTIONS IN CASH OR IN KIND.............................31
         13.4    TIME FOR LIQUIDATION, ETC. ..................................32
         13.5    GENERAL PARTNER AND MEMBERS OF MMC NOT PERSONALLY
                 LIABLE FOR RETURN OF CAPITAL CONTRIBUTIONS...................32
         13.6    REORGANIZATION OF THE PARTNERSHIP............................33

SECTION 14 - DEFINITIONS......................................................35

SECTION 15 - AMENDMENTS.......................................................42

SECTION 16 - MISCELLANEOUS PROVISIONS.........................................42

         16.1    NOTICES......................................................42
         16.2    COUNTERPARTS.................................................43
         16.3    TABLE OF CONTENTS AND HEADINGS...............................43
         16.4    SUCCESSORS AND ASSIGNS.......................................43
         16.5    SEVERABILITY.................................................43
         16.6    NON-WAIVER...................................................44
         16.7    APPLICABLE LAW (SUBMISSION TO JURISDICTION)..................44
         16.8    CONFIDENTIALITY..............................................44
         16.9    SURVIVAL OF CERTAIN PROVISIONS...............................44
         16.10   WAIVER OF PARTITION..........................................45
         16.11   CURRENCY.....................................................45
         16.12   ENTIRE AGREEMENT.............................................45

SCHEDULE A - INVESTMENT OBJECTIVE, POLICIES AND PROCEDURES

              This Communications and Information Limited Partnership Agreement (this "AGREEMENT") of MMC C&I EMPLOYEES' SECURITIES COMPANY, L.P., a Delaware limited partnership (the "PARTNERSHIP"), is made and entered into as of this July 21, 2000. Certain capitalized terms used herein without definition have the meanings specified in Section 14.

                                    SECTION 1

                               ORGANIZATION, ETC.

              1.1 FORMATION. The General Partner, the Initial Limited Partner and the Persons from time to time listed as limited partners on the records of the Partnership (in their capacities as limited partners of the Partnership, the "LIMITED PARTNERS", and the General Partner and the Limited Partners being herein referred to collectively as the "PARTNERS", both such terms to include any Person hereafter admitted to the Partnership as a Limited Partner or a General Partner, as the case may be, in accordance with the terms hereof, and to exclude any Person that ceases to be a Partner in accordance with the terms hereof), hereby agree to form the Partnership as a limited partnership under and pursuant to the provisions of the Act and agree that the rights, duties and liabilities of the Partners shall be as provided in the Act, except as otherwise provided herein. Immediately following the admission of the first Limited Partner, the Initial Limited Partner shall have his original capital contribution returned to him, shall cease to be a partner of the Partnership and shall have no further rights or claims against or obligations as a partner of, the Partnership. A Person shall be admitted as a limited partner of the Partnership at the time that (A) this Agreement and a Subscription Agreement (together with a Power of Attorney, an Eligibility Questionnaire and an Election and Information Form, in each case, in the form attached to the Subscription Agreement) or counterparts thereof are executed by or on behalf of such Person and are accepted by the General Partner and (B) such Person is listed by the General Partner as a Limited Partner in the Partnership Register. The General Partner shall cause to be maintained in the registered and principal office of the Partnership a register of limited partnership interests of the Partnership setting forth the name, mailing address, capital commitment and group (as set forth in Section 3.1) of each Partner (the "Partnership Register"). The Partnership Register shall from time to time be updated as necessary to maintain the accuracy of the information contained therein. Except as may otherwise be provided herein, any reference in this Agreement to the Partnership Register shall be deemed to be a reference to the Partnership Register as in effect from time to time subject to the terms of this Agreement, the General Partner may authorize any action permitted hereunder in respect of the Partnership Register without any need to obtain the consent of any other Partner.

              1.2 NAME AND OFFICES. The name of the Partnership is MMC C&I Employees' Securities Company, L.P. The Partnership shall have its registered office in the State of Delaware, MMC C&I Employees' Securities Company, L.P. care of: Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, at which shall be kept the records required to be maintained under the Act, at which the service of process on the Partnership may be made and to which all notices and communications may be addressed. The General Partner may change the registered office of the Partnership in the State of Delaware or the registered agent for service of process on the Partnership at anytime. The Partnership shall have its initial principal office for its activities at 20 Horseneck Lane, Greenwich, Connecticut 06830, United States of America. The General Partner may designate from time to time another office within or without the United States as the Partnership's principal office for its investment activities. The Partnership may from time to time have such other office or offices within or without the State of Delaware, as may be designated by the General Partner.

              1.3 PURPOSES. Subject to the other provisions of this Agreement, the purposes and business of the Partnership are to co-invest with MMC Capital Communications and Information Fund L.P., a Delaware limited partnership (the "INSTITUTIONAL FUND" and, together with any other investment funds organized by MMC or its Affiliates which are authorized to co-invest with the Institutional Fund in Portfolio Companies (the "PARALLEL FUNDS")), and to acquire, hold, sell or otherwise dispose of Securities in accordance with and subject to the investment objectives, policies and procedures referred to in Schedule A attached hereto (the "INVESTMENT GUIDELINES") and the other provisions of this Agreement, and to engage in such other activities as the General Partner deems necessary, advisable, convenient or incidental thereto, to engage in any business which may lawfully be conducted by a limited partnership formed pursuant to the Act and to carry on any business relating thereto or arising therefrom, including anything incidental, ancillary or necessary to the foregoing.

              1.4 TERM. The term of the Partnership commenced on the date set forth in the Certificate of limited partnership (as it may be amended from time to time, the "CERTIFICATE") which was filed in the Office of the Secretary of State of the State of Delaware (the "SECRETARY OF STATE") and shall continue, unless the Partnership is sooner dissolved, until the end of the term of the Institutional Fund, including as such term is extended pursuant to the Institutional Fund Agreement (such term of the Partnership, as so extended, being referred to as the "TERM"), PROVIDED, that the General Partner in its sole discretion may extend such Term and PROVIDED FURTHER that the Partnership shall continue after the last calendar day of the Term solely for purposes of Section
10.1. Notwithstanding the expiration of the Term, the Partnership shall continue as a separate legal entity until cancellation of the Certificate in accordance Partnership is filed in accordance with Section 13.4 and in the manner provided in the Act.

              1.5 FISCAL YEAR. The Fiscal Year of the Partnership shall end on the 31st day of December in each year. The Partnership shall have the same Fiscal Year for income tax and for financial and partnership accounting purposes.

              1.6 PARTNERSHIP POWERS. In furtherance of the purposes specified in Section 1.3 and without limiting the generality of Section 2.1, the Partnership and the General Partner, acting on behalf of the Partnership or on its own behalf and in its own name, as appropriate, shall be empowered to do or cause to be done any and all acts deemed by the General Partner, in its sole judgment, to be necessary, advisable, appropriate, proper, convenient or incidental to or for the furtherance of the purposes of the Partnership including, without limitation, the power and authority:

              (a) to acquire, hold, manage, own and Transfer the Partnership's interests in Securities or any other investments made or other property or assets held by the Partnership, in accordance with and subject to the Investment Guidelines;

              (b) to establish, have, maintain or close one or more offices within or without the State of Delaware and in connection therewith to rent or acquire office space and to engage personnel;

              (c) to open, maintain and close bank and brokerage (including, without limitation, margin) accounts, including, without limitation, to draw checks or other orders for the payment of moneys, to exchange U.S. dollars held by the Partnership into non-U.S. currencies and vice versa, to enter into currency forward and futures contracts, to hedge Portfolio Investments, and to invest such funds in Temporary Investments;

              (d) to bring, defend, settle and dispose of actions, Proceedings at law or in equity or before any Governmental Authority;

              (e) to retain and remove consultants, custodians, attorneys, placement agents, accountants, actuaries and such other agents and employees of the Partnership as it may deem necessary or advisable, and to authorize each such agent and employee to act for and on behalf of the Partnership;

              (f) to retain the Manager, as contemplated by Section 7, to render investment advisory and managerial services to the Partnership, PROVIDED that such retention shall not relieve the General Partner of any of its obligations hereunder;

              (g) to cause the Partnership to enter into and carry out the terms of the Subscription Agreements without any further act, approval or vote of any Partner (including, without limitation, any agreements to induce any Person to purchase a limited partnership interest);

              (h) to make all elections, investigations, evaluations and decisions, binding the Partnership thereby, that may, in the sole judgment of the General Partner, be necessary, appropriate, desirable or convenient for the acquisition, holding or disposition of Securities for the Partnership;

              (i) to enter into, deliver, perform and carry out contracts and agreements of every kind necessary or incidental to the offer and sale of limited partner interests in the Partnership, to the acquisition, holding and Transfer of Securities, or otherwise, to the accomplishment of the Partnership's purposes, and to take or omit to take such other action in connection with such offer and sale, with such acquisition, holding or Transfer, or with the business of the Partnership as may be necessary, desirable or convenient to further the purposes of the Partnership;

              (j)    to borrow money and to issue guarantees; and

              (k) to carry on any other activities necessary to, in connection with, or incidental to any of the foregoing or the Partnership's business.


                                    SECTION 2

                               THE GENERAL PARTNER

              2.1 MANAGEMENT. The management, control and operation of and the determination of policy with respect to the Partnership and its affairs shall be vested exclusively in the General Partner (acting directly or through its duly appointed agents), which is hereby authorized and empowered on behalf and in the name of the Partnership, subject to Section 2.2 and the other terms of this Agreement, to carry out any and all of the objects and purposes of the Partnership and to perform all acts and enter into and perform all contracts and other undertakings that it may in its sole discretion deem necessary, advisable, convenient or incidental thereto. The General Partner may exercise on behalf of the Partnership, and may delegate to the Manager, all of the powers set forth in
Section 1.6, PROVIDED, that the management and the conduct of the activities of the Partnership shall remain the sole responsibility of the General Partner and all decisions relating to the selection and disposition of the Partnership's investments shall be made exclusively by the General Partner in accordance with this Agreement and subject to the Investment Guidelines. The General Partner is hereby authorized to appoint a successor general partner.

              2.2 LIMITATIONS ON THE GENERAL PARTNER. The General Partner shall not:

              (a) do any act in contravention of any applicable law or regulation, or any provision of this Agreement or of the Certificate;

              (b) possess Partnership property for other than a Partnership purpose;

              (c) admit any Person as a general partner of the Partnership except as permitted by this Agreement and the Act;

              (d) admit any Person as a Limited Partner except as permitted by this Agreement and the Act;

              (e) Transfer its interest in the Partnership except as permitted by this Agreement and the Act; or

              (f) permit the registration or listing of interests in the Partnership on an "established securities market," as such term is used in Treasury Regulations section 1.7704-1.

              2.3 RELIANCE BY THIRD PARTIES. In dealing with the General Partner and its duly appointed agents (including, without limitation, the Manager), no Person shall be required to inquire as to the General Partner's or any such agent's authority to bind the Partnership.

              2.4 EXPENSES. (a) All expenses relating to the organization of the Partnership shall be paid on or shortly after the initial Closing Date by the Partnership and shall be allocated to all Partners in proportion to their Capital Commitments.

              (b) The Partnership shall not pay a management fee to the General Partner or the Manager, nor shall it pay a carried interest to the General Partner, the Manager, the Institutional Fund or the Investment Professionals.

              (c) The Partnership shall pay its PRO RATA share of actual out-of-pocket expenses of investigating potential investment opportunities and monitoring portfolio companies, such as travel, legal, auditing, consulting, accounting, actuarial and other professional fees or third-party expenses, in all cases to the extent not reimbursed by others. The Partnership shall pay all extraordinary expenses (such as litigation) and all costs and expenses relating to the Partnership's activities, including, but not limited to, legal, auditing, consulting, accounting, tax preparation, custodial fees and costs of reports to and meetings of the Partners.

              2.5 OTHER ACTIVITIES OF THE PARTNERS AND MANAGER. (a) CERTAIN OTHER RELATIONSHIPS. MMC, the General Partner, the Manager and any of their respective Affiliates may organize or sponsor private investment funds, including, without limitation, funds having primary investment objectives and policies substantially the same as those of the Partnership.

              (b) ALLOCATION OF INVESTMENT OPPORTUNITIES. Subject to the terms of this Agreement, the opportunity to invest in companies shall be allocated in the good faith judgment of the Manager in a manner that the Manager determines, in its sole discretion, is appropriate under the circumstances. The Partnership shall invest in a company only if the Manager and the General Partner shall have determined, in the exercise of their respective good faith judgment, that the investment in any such company is consistent with the Investment Guidelines. The Manager shall not be obligated to allocate any particular investment opportunity to the Partnership.

              (c) CERTAIN CONTRACTS. Subject to the other provisions of this Agreement, the General Partner and the Manager may cause the Partnership to enter into contracts and transactions with the General Partner, the Manager, MMC or any of their respective Affiliates, PROVIDED that the General Partner and the Manager shall have determined in the exercise of their respective good faith judgment that the terms of any such contract or transaction are commercially reasonable to the Partnership. Notwithstanding any provision of this Agreement to the contrary, neither the General Partner, MMC, the Partnership nor their Affiliates, as the case may be, may acquire, invest in, hold or sell securities or enter into contracts or transactions otherwise prohibited by this Section 2.

              (d) CERTAIN COINVESTMENTS. Notwithstanding any other provisions of this Agreement, the Partnership shall coinvest with the Parallel Funds in the securities of each portfolio company acquired by the Partnership and the Parallel Funds, on the same terms and at the same time, in an amount determined, to the extent practicable, subject to the last sentence of this Section 2.5(d), on the basis of Capital Commitments of the Partnership and the committed capital of the Parallel Funds, in each case as estimated in the good faith judgment of the General Partner. The allocation of investment opportunities pursuant to this
Section 2.5(d) shall be made, and investments by the Partnership shall be made and disposed of, in a manner determined in the discretion of the Manager to be in accordance with Section 4.5 of the Institutional Fund Agreement.

              (e) PRINCIPAL TRANSACTIONS. Except as permitted under the Institutional Fund Agreement, none of Manager and the General Partner shall (I) purchase any security from or sell any security to the Partnership or (II) acquire, invest in or hold any securities of a Portfolio Company except to the extent permitted under the Institutional Fund Agreement, PROVIDED THAT the Partnership may purchase or dispose of a portion of an investment at the acquisition cost of such investment plus an additional amount calculated at a rate per annum equal to the Prime Rate plus 200 basis points from the date of such acquisition, so that such investment shall be held, to the extent practicable, by the Parallel Funds in proportion to their respective capital commitments.

              (f) OTHER RESTRICTIONS. Notwithstanding any other provision of this Agreement, the Partnership's investment activities shall at all times be conducted in accordance with the conditions of any order under Section 6(b) of the Investment Company Act that is from time to time applicable to the Partnership. Each proposed transaction involving the Partnership otherwise prohibited by Section 17(a) or Section 17(d) of the Investment Company Act and

Rule 17d-1 thereunder (the "SECTION 17 TRANSACTIONS") shall be effected only if the General Partner makes such determinations as are required by any such order.

The General Partner shall record and preserve a description of such affiliated transactions, its findings, the information or materials upon which its findings are based and the basis therefor. All such records shall be maintained for the life of the Partnership and at least two years thereafter. In connection with
Section 17 Transactions, the General Partner shall adopt, and periodically review and update, procedures designed to ensure that reasonable inquiry is made, prior to the consummation of any such transaction, with respect to the possible involvement in the transaction of any affiliated person or promoter of the Partnership, affiliated person of such a person, promoter, or principal underwriter. In any case where purchases or sales in Section 17 Transactions are made from or to an entity affiliated with the Partnership by reason of a 5% or more investment in such entity by a director, officer or employee of MMC, such individual shall not participate in the General Partner's determination of whether or not to effect such purchase or sale.

The agreements governing the Parallel Funds may include restrictions on activities of MMC that would otherwise be permitted without restriction under this Section 2.5, or may subject such activities to conditions. The General Partner shall afford the Partnership the benefits of any such restrictions or conditions to the extent appropriate.

              2.6 LIABILITY OF THE GENERAL PARTNER AND THE MANAGER. (a) Except as provided in the Act, the General Partner has the powers, duties, responsibilities and liabilities of a partner in a partnership without limited partners (I) to the Partnership and the other Partners and (II) to Persons other than the Partnership and the other Partners. No Covered Person shall be liable to the Partnership or any Partner for any act or omission taken or suffered by any such Covered Person in good faith. No Partner shall be liable to the Partnership or any Partner for any action taken by any other Partner. To the extent that, at law or in equity, a Covered Person has duties and liabilities to the Partnership or to the Partners, such Covered Person acting under this Agreement or otherwise shall not be liable to the Partnership or any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they expressly restrict, replace or modify the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Partners to restrict, replace or modify such other duties and liabilities of such Covered Person. Except as otherwise expressly provided in this Agreement, the general partner shall not be liable for the return of all or any portion of the Limited Partner's Capital Accounts or Capital Contributions.

              (b) RELIANCE. A Covered Person (I) shall incur no liability in acting upon any signature or writing believed by such Covered Person to be genuine, (II) may rely on a certificate signed by an officer of any Person in order to ascertain any fact with respect to such Person or within such Person's knowledge, and (iii) may rely on an opinion of counsel selected by such Covered Person with respect to legal matters. Each Covered Person may act directly or through its agents or attorneys. Each Covered Person may consult with counsel, appraisers, engineers, accountants, actuaries, auditors and other skilled Persons of its choosing, and shall not be liable for anything done, suffered or omitted in good faith reliance upon the advice of any of such Persons. No Covered Person shall be liable to the Partnership or any Partner for any error of judgment made in good faith by a responsible officer or officers of such Covered Person. Except as otherwise provided in this Section 2.6, no Covered Person shall be liable to the Partnership or any Partner for any mistake of fact or judgment by such Covered Person in conducting the affairs of the Partnership or otherwise acting in respect of and within the scope of this Agreement. No Covered Person shall be liable for the return to any Limited Partner of all or any portion of any Limited Partner's Capital Account or Capital Contributions except as otherwise provided herein.

              (c) DISCRETION. Whenever in this Agreement the General Partner or the Manager is permitted or required to make a decision (I) in its "sole discretion" or "discretion" or under a grant of similar authority or latitude, the General Partner or the Manager, as the case may be, shall be entitled to consider only such interests and factors as it deems appropriate, including, without limitation, its interests, or (II) in its "good faith" or under another expressed standard, the General Partner or the Manager, as the case may be, shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or any other agreement or by relevant provisions of law or in equity or otherwise. If any questions should arise with respect to the operation of the Partnership, which are not specifically provided for in this Agreement or the Act, or with respect to the interpretation of this Agreement, the General Partner is hereby authorized to make a final determination with respect to any such question and to interpret this Agreement in good faith, and its determination and interpretation so made shall be final and binding on all parties.

              2.7 CONFLICTS OF INTEREST. (a) POTENTIAL CONFLICTS OF INTEREST. While the Manager and the General Partner intend to avoid situations involving conflicts of interest, each Limited Partner acknowledges that there may be situations in which the interests of the Partnership, with respect to a Portfolio Company or otherwise, may conflict with the interests of the General Partner, the Investment Professionals, the Manager or their respective Affiliates, including the conflicts of interest identified in the Memorandum. Each Limited Partner agrees that the activities of the General Partner, the Investment Professionals, the Manager and their respective Affiliates specifically authorized by or described in this Agreement may be engaged in by the General Partner, any Investment Professionals, the Manager or any such Affiliate, as the case may be, and shall not, in any case or in the aggregate, be deemed a breach of this Agreement or any duty owed by any such Person to the Partnership or to any Partner.

              (b) ACTUAL CONFLICTS OF INTEREST. On any issue involving actual conflicts of interest not provided for elsewhere in this Agreement, the Manager and the General Partner shall be guided by its good faith judgment as to the best interests of the Partnership, and shall take such actions as are determined by it to be necessary or appropriate to ameliorate the conflicts of interest. Neither the General Partner nor the Manager nor any of their respective Affiliates shall have any liability to the Partnership or any Limited Partner in respect of actions in respect of such matter taken in good faith by them in the pursuit of their own respective interests.

                                    SECTION 3

                                LIMITED PARTNERS

              3.1 ELIGIBILITY. Each Limited Partner must, as a condition of partnership, qualify as an Eligible Employee (as determined by the General Partner or Manager in its sole discretion).

              3.2 NO PARTICIPATION IN MANAGEMENT, ETC. No Limited Partner, in its capacity as a limited partner of the Partnership, shall take part in the management or control of the Partnership's affairs, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. No Limited Partner shall have the right to vote for the election, removal or replacement of the General Partner.

              3.3 LIMITATION OF LIABILITY. Except as may otherwise be provided herein or by the Partnership Law, the liability of each Limited Partner is limited to its Capital Commitment.

              3.4 NO PRIORITY, ETC. No Limited Partner shall have priority over any other Limited Partner either as to the return of the amount of its Capital Contribution to the Partnership, or as to any allocation of income, gain, deduction or loss.

              3.5 FURTHER ACTIONS OF THE LIMITED PARTNERS. Each Limited Partner shall execute and deliver such other certificates, agreements and documents, and take such other actions, as may reasonably be requested by the General Partner in connection with the formation of the Partnership and the achievement of its purposes, including, without limitation, (A) any documents that the General Partner deems necessary or appropriate to form, qualify or continue the Partnership as a limited partnership in all jurisdictions in which the Partnership has an office or conducts or plans to conduct business and (B) all such agreements, certificates, tax statements and other documents as may be required to be filed in respect of the Partnership.

                                    SECTION 4

                                   INVESTMENTS

              4.1 INVESTMENTS IN PORTFOLIO COMPANIES. (a) CO-INVESTMENT. The Partnership shall co-invest with the Parallel Funds in a manner determined in the sole discretion of the Manager to be in accordance with Section 4.5 of the Institutional Fund Agreement.

              (b) REINVESTMENT. Proceeds from the disposition of Portfolio Investments may be reinvested by the General Partner to the same extent that the general partner of the Institutional Fund is permitted by the Institutional Fund Agreement to reinvest proceeds from the disposition of portfolio investments Fund. In addition, proceeds from the disposition of a Portfolio Investment or Temporary Investment that would otherwise be required to be distributed to the Partners, other than amounts distributed in the discretion of the General Partner to enable Partners to discharge their income tax liabilities with respect to such Portfolio Investment or Temporary Investment, may be used by the Partnership to make Portfolio Investments, PROVIDED that such amounts shall be treated for all purposes under this Agreement as if they were distributed to the Partners pursuant to Section 6.3, on the date such Portfolio Investment or Temporary Investment was disposed of by the Partnership and thereafter drawn down as Capital Contributions pursuant to Section 5.1.

              (c) PARTICIPATION. The Partners shall participate in Portfolio Investments in proportion to their Available Capital Commitments.

              4.2 SPECIAL INVESTMENT VEHICLE. If the General Partner determines for legal, tax, regulatory or other reasons that it is appropriate for any or all of the Partners to participate in one or more investments, each of which would be a Portfolio Investment if it were made by the Partnership, through an entity other than the Partnership, the General Partner may structure the making of such investment or investments outside of the Partnership by requiring each such Partner to contribute capital to an alternative entity (each, a "SPECIAL INVESTMENT VEHICLE") that, in lieu of the Partnership, shall invest in such investment or investments. In such event, (I) each such Partner shall make a capital commitment directly to such Special Investment Vehicle and such capital commitment shall reduce the Capital Commitments of such Partner to the same extent, and (II) each Limited Partner shall participate in the Special Investment Vehicle pursuant to the Power of Attorney executed by such Limited Partner, and documentation with respect to such Special Investment Vehicle shall be executed and delivered on behalf of each such Limited Partner by the General Partner pursuant to such Power of Attorney. The economic terms of the organizational documents of any Special Investment Vehicle shall be substantially similar in all material respects to those of the Partnership.

              4.3 TEMPORARY INVESTMENTS. The General Partner may invest funds held by the Partnership in Temporary Investments pending investment in Portfolio Investments, pending distribution or for any other purpose.

                                    SECTION 5

                  CAPITAL CONTRIBUTIONS AND CAPITAL COMMITMENTS

              5.1 CAPITAL CONTRIBUTIONS AND CAPITAL COMMITMENTS OF THE PARTNERS. (a) Subject to Sections 5.5 and 10.1(b), each Limited Partner shall make Capital Contributions to the Partnership in the aggregate amount of their respective Capital Commitments as set forth in the Election and Information Form attached to such Limited Partner's Subscription Agreement and as reflected in the records of the Partnership.

              (b) Such Capital Contributions shall be drawn down in one installment (100% of such Limited Partner's Capital Commitment) and shall be paid in U.S. dollar amounts on the initial Closing Date. Subsequent capital installments (to the extent amounts are returned and subject to draw down in accordance with the terms hereof) shall be paid in separate Drawdowns in the sole discretion of the General Partner, subject to the following terms and conditions:

              (i) The General Partner shall provide each Limited Partner with a notice (the "DRAWDOWN NOTICE") at least thirty days prior to the date of Drawdown.

              (ii) Each Partner shall pay to the Partnership the Capital Contribution of such Partner as specified in the Drawdown Notice in cash or other immediately available funds, by the date specified in the Drawdown Notice.

              5.2 LIMITED PARTNERS WITH ADVERSE EFFECTS. If at any time the General Partner determines (after consultation with counsel reasonably satisfactory to the General Partner) that there is a reasonable likelihood that the continuing participation in the Partnership by any Limited Partner might have a Material Adverse Effect on the Partnership or any Portfolio Company, such Limited Partner shall, upon the written request of the General Partner, use its best efforts to dispose of its entire interest in the Partnership (or such portion of its interest that, in the sole discretion of the General Partner, is sufficient to prevent or remedy a Material Adverse Effect) to any Person (including, without limitation, the General Partner) at a price reasonably acceptable to such Limited Partner, in a transaction that complies with Section 11.1.

              5.3 DEFAULTING PARTNER. If any Limited Partner fails to contribute, in a timely manner, any portion of the Capital Commitment required to be contributed by such Limited Partner hereunder or pursuant to such limited partner's Subscription Agreement and any such failure continues for ten Business Days after receipt of written notice thereof from the General Partner (a "DEFAULT"), then such Limited Partner (a) "DEFAULTING Partner") may be designated by the General Partner as in default and shall thereafter be subject to the provisions of this Section 5.3. The General Partner may choose not to designate any Limited Partner as a Defaulting

Partner and may agree to waive or permit the cure of any Default by a Limited Partner, subject to such conditions as the General Partner and the Defaulting Partner may agree upon. In the event that a Limited Partner becomes a Defaulting Partner, (I) such Defaulting Partner's Remaining Capital Commitment shall be deemed to be zero (the "Defaulted commitments"), (II) such Defaulting Partner shall have no interest in future Portfolio Investments and no right to contribute capital to future Portfolio Investments, and (III) such defaulting Limited Partner shall be entitled to receive only one-half of the total distributions (including, without limitation, distributions previously made) that it would have been entitled to receive had it not become a Defaulting Partner, with the other one-half of such distributions to be applied when and as amounts become distributable, FIRST to the Partnership in an amount equal to the Partnership Expenses, and SECOND, to all Partners other than Defaulting Partners in accordance with their respective Capital Commitments; PROVIDED, that the General Partner, MMC, or any of their respective Affiliates shall have an option to assume the Remaining Capital Commitments of the Defaulting Partner. The General Partner shall make such adjustments, including, without limitation, adjustments to the Capital Accounts of the Partners (including, without limitation, the Defaulting Partners), as it determines to be appropriate to give effect to the provisions of this Section 5.3. On any date following a Default by a Defaulting Partner, such Defaulting Partner shall be required to pay to the Partnership all amounts that such Defaulting Partner would be required to contribute to the Partnership if the Partnership were dissolved as of such date (and its assets liquidated at fair market value as of the most recent valuation date). Notwithstanding any other provision of this Section 5.3, the obligations of any Defaulting Partner to the Partnership hereunder shall not be extinguished as a result of the transactions contemplated by this Section 5.3. Whenever the vote, consent or decision of a Limited Partner or of the Limited Partners is required or permitted pursuant to this Agreement or under the Act, a Defaulting Partner shall not be entitled to participate in such vote or consent, or to make such decision, and such vote, consent or decision shall be tabulated or made as if such Defaulting Partner were not a Limited Partner.

              5.4 FURTHER ACTIONS. To the extent deemed necessary in the sole discretion of the General Partner, the General Partner shall cause this Agreement to be amended, without the need for any further act, vote or approval of any other Partner or Persons, to reflect as appropriate the occurrence of any of the transactions referred to in this Section 5 or in Section 11.

              5.5 EXCUSED INVESTMENTS. The General Partner may, in its sole discretion, excuse any Limited Partner from participation in any investment of the Company if the General Partner has determined, in its sole discretion, that such investment may constitute a conflict of interest for such Limited Partner.

                                    SECTION 6

                         CAPITAL ACCOUNTS; DISTRIBUTIONS

              6.1 CAPITAL ACCOUNTS. There shall be established on the books and records of the Partnership a capital account (a) "CAPITAL ACCOUNT") for each Partner.

              6.2 ADJUSTMENTS TO CAPITAL ACCOUNTS. As of the last day of each Period, the balance in each Partner's Capital Account shall be adjusted by (A) increasing such balance by (I) such Partner's allocable share of each item of the Partnership's income and gain for such Period (allocated in accordance with Section 6.8) and (II) the Capital Contributions, if any, made by such Partner during such Period and (b) decreasing such balance by (I) the amount of cash or the Value of Securities or other property distributed or deemed distributed to such Partner pursuant to Sections 6 or 13 and (II) such Partner's allocable share of each item of the Partnership's deduction or loss for such Period (allocated in accordance with Section 6.8). Each Partner's Capital Account shall be further adjusted with respect to any special allocations or adjustments pursuant to this Agreement.

              6.3 DISTRIBUTIONS. Distributable Cash attributable to any Portfolio Investment shall initially be apportioned among the Partners in proportion to their Sharing Percentages for such Portfolio Investment. Distributable Cash not attributable to a Portfolio Investment shall be apportioned among the Partners in proportion to their Capital Contributions to the investment giving rise to the Distributable Cash. Except as otherwise provided herein, Distributable Cash apportioned to a Partner shall be distributed to such Partner.

              6.4 OVERRIDING PROVISION. Notwithstanding any other provision of this Agreement, distributions shall be made only to the extent of Available Assets and in compliance with the Act.

              6.5 DISTRIBUTIONS IN KIND. Prior to the dissolution of the Partnership, distributions may be in cash or marketable Securities. In connection with the liquidation and dissolution of the Partnership, distributions may also include restricted Securities or other assets of the Partnership. In the event a distribution of Securities or other assets is made, such Securities or other assets shall be deemed to have been sold at their Value and the proceeds of such sale shall be deemed to have been distributed to the Partners for all purposes of this Agreement. Subject to Section 13.2, Securities or other assets distributed in kind shall be distributed in proportion to the aggregate amounts that would be distributed to each Partner pursuant to Section 6.3, such aggregate amounts to be estimated in the good faith judgment of the General Partner. The General Partner may cause certificates evidencing any Securities to be distributed to be imprinted with legends as to such restrictions on Transfers that it may deem necessary or appropriate, including, without limitation, legends as to applicable United States federal or state or non-U.S. Securities laws or other legal or contractual restrictions, and may require any Partner to whom Securities are to be distributed to agree in writing
(I) that such

Securities shall not be transferred except in compliance with such restrictions and (II) to such other matters as the General Partner may deem necessary or appropriate.

              6.6 NEGATIVE CAPITAL ACCOUNTS. No Limited Partner shall, and except as otherwise required by law the General Partner shall not, be required to make up a negative balance in its Capital Account.

              6.7 NO WITHDRAWAL OF CAPITAL. Except as otherwise expressly provided herein, no Partner shall have the right to withdraw capital from the Partnership or to receive any distribution of or return on such Partner's Capital Contributions.

              6.8 ALLOCATIONS. Each item of income, gain, loss, credit and deduction of the Partnership (determined in accordance with U.S. tax principles as applied to the maintenance of capital accounts) shall be allocated among the Capital Accounts of the Partners with respect to each Period as of the end of such Period in a manner that as closely as possible gives economic effect to the provisions of Sections 6 and 13 and the other relevant provisions of this Agreement.

              6.9 TAX MATTERS. Except as otherwise provided herein, the income, gains, losses, credits and deductions recognized by the Partnership shall be allocated among the Partners, for United States federal, state and local income tax purposes, to the extent permitted under the Code and the Treasury Regulations, in the same manner that each such item is allocated to the Partners' Capital Accounts. Notwithstanding the foregoing, the General Partner shall have the power in its sole discretion to make such allocations for United States federal, state and local income tax purposes as may be necessary to maintain substantial economic effect, or to ensure that such allocations are in accordance with the interests of the Partners in the Partnership, in each case within the meaning of the Code and the Treasury Regulations. Tax credits shall be allocated in good faith by the General Partner. All matters concerning allocations for United States federal, state and local and non-U.S. income tax purposes, including accounting procedures, not expressly provided for by the terms of this Agreement shall be determined in good faith by the General Partner. The General Partner may, in its sole discretion, cause the Partnership to make the election under section 754 of the Code. The General Partner is hereby designated as the "tax matters partner" of the Partnership, as provided in the Treasury Regulations pursuant to section 6231 of the Code (and any similar provisions under any other state or local or non-U.S. tax laws). Each Partner hereby consents to such designation and agrees that upon the request of the General Partner it shall execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent. The General Partner shall take all steps necessary to have the Partnership treated as partnership for U.S. federal income tax purposes, including, to the extent deemed necessary or appropriate as determined by the General Partner in its sole discretion, by executing and filing a U.S. Internal Revenue Service Form 8832 electing to classify the Partnership as a partnership for U.S. federal income tax purposes pursuant to section 301.7701-3 of the Treasury Regulations, and the General

Partner is hereby authorized to execute and file such Form for all of the Partners. The General Partner shall not elect to change any such classification. The General Partner is hereby authorized to execute and file any comparable form or document required by any applicable United States state or local tax law in order for the Partnership to be classified as a partnership under such tax law.

              6.10 WITHHOLDING TAXES. (a) AUTHORITY TO WITHHOLD; TREATMENT OF WITHHELD TAX. Notwithstanding any other provision of this Agreement, each Partner hereby authorizes the Partnership to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by the Partnership or any of its Affiliates (pursuant to the Code or any provision of United States federal, state, or local or foreign tax law) with respect to such Partner or as a result of such Partner's participation in the Partnership (including as a result of a distribution in kind). If and to the extent that the Partnership shall be required to withhold or pay any such withholding or other taxes, such Partner shall be deemed for all purposes of this Agreement to have received a payment from the Partnership as of the time such withholding or other tax is required to be paid, which payment shall be deemed to be a distribution of Distributable Cash pursuant to the relevant clause of Section 6.3 with respect to such Partner's interest in the Partnership to the extent that such Partner (or any successor to such Partner's interest in the Partnership) would have received a cash distribution but for such withholding. To the extent that such deemed payment exceeds the cash distribution that such Partner would have received at such time but for such withholding, the General Partner shall notify such Partner as to the amount of such excess and such Partner shall make a prompt payment to the Partnership of such amount by wire transfer. The Partnership may hold back from any distribution in kind property having a Value equal to the amount of the taxes withheld or otherwise paid until the Partnership has received such payment.

              (b)    WITHHOLDING TAX RATE. Any withholdings referred to in this
Section 6.10 shall be made at the maximum applicable statutory rate under the applicable tax law unless the General Partner shall have received an opinion of counsel or other evidence, satisfactory to the General Partner, to the effect that a lower rate is applicable, or that no withholding is applicable.

              (c) WITHHOLDING FROM DISTRIBUTIONS TO THE PARTNERSHIP. In the event that the Partnership receives a distribution from or in respect of which tax has been withheld, the Partnership shall be deemed to have received cash in an amount equal to the amount of such withheld tax, and each Partner shall be treated as having received as a distribution of Distributable Cash pursuant to the relevant clause of Section 6.3 the portion of such amount that is attributable to such Partner's interest in the Partnership as equitably determined by the General Partner.

              (d) INDEMNIFICATION. Each Partner shall, to the fullest extent permitted by applicable law, indemnify and hold harmless the Partnership and the General Partner against all claims, liabilities and expenses of whatever nature relating to the Partnership's or the General

Partner's obligation to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by the Partnership or the General Partner as a result of such Partner's participation in the Partnership. In addition, the Partnership shall, hereby or pursuant to a separate indemnification agreement and to the fullest extent permitted by applicable law, indemnify and hold harmless each Portfolio Company and any Covered Person who is or who is deemed to be the responsible withholding agent for United States federal, state or local or non-U.S. income tax purposes (other than any Covered Person that is indemnified by each Partner pursuant to the previous sentence) against all claims, liabilities and expenses of whatever nature relating to such Portfolio Company's or Covered Person's obligation to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by such Portfolio Company or Covered Person, as the case may be, as a result of the participation in the Partnership of a Partner (other than such Covered Person). If, pursuant to a separate indemnification agreement or otherwise, the Partnership shall indemnify or be required to indemnify any Portfolio Company or Covered Person against any claims, liabilities or expenses of whatever nature relating to such Portfolio Company's or Covered Person's obligation to withhold and to pay over, or otherwise pay, any withholding or other taxes payable by such Portfolio Company or Covered Persons as a result of any Partner's participation in the Partnership, such Partner shall pay to the Partnership the amount of the indemnity paid or required to be paid.

              6.11 FINAL DISTRIBUTION. The final distributions following dissolution shall be made in accordance with the provisions of Section 13.2.


                                    SECTION 7

                                   THE MANAGER

              The Partnership shall appoint the Manager to act as the investment advisor to and the manager of the Partnership pursuant to a separate agreement, which shall provide to the following effect:

              (a) The Manager shall manage the operations of the Partnership, shall have the right to execute and deliver documents on behalf of the Partnership in lieu of the General Partner and shall have discretionary authority with respect to investments of the Partnership, including, without limitation, the authority to evaluate, monitor, exercise voting rights, liquidate and take other appropriate action with respect to investments on behalf of the Partnership, PROVIDED that the management and the conduct of the activities of the Partnership shall remain the sole responsibility of the General Partner and all decisions relating to the selection and disposition of the Partnership's investments shall be made exclusively by the General Partner in accordance with this Agreement and subject to the Investment Guidelines. The Manager shall perform its duties hereunder or under the separate agreement in accordance with the

Investment Guidelines. Appointment of the Manager by the Partnership shall not relieve the General Partner from its obligations to the Partnership hereunder or under the Act.

              (b) The Manager shall act in conformity with this Agreement and with the instructions and directions of the General Partner. The Manager shall serve without fee.

The engagement by the Partnership of the Manager contemplated hereby may be set forth in a separate management agreement specifying in further detail the rights and duties of the Manager. Such engagement, whether or not set forth in such a management agreement, shall terminate upon the filing of a Certificate of Cancellation of the Partnership as described in Section 13.4(b).

                                    SECTION 8

                   BANKING, CUSTODY OF SECURITIES, ACCOUNTING,
                   BOOKS AND RECORDS, ADMINISTRATIVE SERVICES

              8.1 BANKING; CUSTODY OF SECURITIES. All funds of the Partnership may be deposited in such bank, brokerage or money market accounts as shall be established by the General Partner. Withdrawals from and checks drawn on any such account shall be made upon such signature or signatures as the General Partner may designate. All Securities held by the Partnership shall be held at a bank or by a custodian selected by the General Partner.

              8.2 MAINTENANCE OF BOOKS AND RECORDS; ACCESS. (a) MAINTENANCE. The General Partner shall keep or cause to be kept complete records and books of account. Such books and records shall be maintained in accordance with the provisions of the Institutional Fund Agreement applicable to the records and books of account of the Institutional Fund as if such provisions were applicable to the Partnership. The books and records required by law to be maintained at the principal office of the Partnership shall be so maintained pursuant to the provisions of the Act.

              (b) ACCESS. Such books and records shall be available, upon five Business Days' notice to the General Partner, for inspection and copying at reasonable times during normal business hours by a Limited Partner or its duly authorized agents or representatives for any purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership. The General Partner shall have the right to keep confidential from the Limited Partners for such period of time as the General Partner deems reasonable, any information the disclosure of which the General Partner deems in its sole discretion to be not in the best interest of the Partnership or its business or which the Partnership is required by law or by agreement with a third party to keep confidential, PROVIDED, that nothing in this Section 8.2 shall prevent the Partnership from distributing to Partners the financial reports referred to in Sections 9.2 and 9.3.

              8.3 PARTNERSHIP TAX RETURNS. The General Partner shall cause the Partnership initially to elect the Fiscal Year as its taxable year and shall cause to be prepared and timely filed all tax returns required to be filed for the Partnership in the jurisdictions in which the Partnership conducts business or derives income for all applicable tax years.

                                    SECTION 9

                 REPORTS TO PARTNERS, ANNUAL MEETING, VALUATIONS

              9.1 INDEPENDENT AUDITORS. The books of account and records of the Partnership shall be audited as of the end of each Fiscal Year by such recognized accounting firm as shall be selected by the General Partner. The Partnership's independent public accountants shall be a recognized independent public accounting firm selected from time to time by the General Partner in its sole discretion.

              9.2 PARTNERSHIP REPORTS TO LIMITED PARTNERS. As soon as practicable after the end of each Fiscal Year, the General Partner shall prepare and mail or cause to be prepared and mailed to each Limited Partner audited financial statements of the Partnership.

              9.3 UNITED STATES FEDERAL INCOME TAX INFORMATION. The General Partner shall use its commercially reasonable best efforts to send, no later than 90 days after the end of each Fiscal Year, to each Limited Partner (or its legal representative) and to each other Person that was a Limited Partner (or its legal representative) at any time during such Fiscal Year, a Schedule K-1, "Partner's Share of Income, Credits, Deductions, Etc.," to United States Internal Revenue Service Form 1065, "U.S. Partnership Return of Income," or any successor schedule or form, filed by the Partnership for such Person.

              9.4 ANNUAL MEETING. The General Partner may, but shall not be obligated to, cause the Partnership to have a meeting of the Limited Partners each year (the "ANNUAL MEETING") and shall give 20 Business Days' advance written notice to each Limited Partner of such meeting. At the Annual Meeting, the Partners shall be permitted to meet with the senior management of the Manager to consult on general economic and financial trends and on the Partnership's existing Portfolio Investments. In order to help ensure each Limited Partner's limitation of liability pursuant to Section 3.3, the Partnership's potential investments shall not be submitted for discussion and none of the Partners shall play any role in the Partnership's governance or participate in the control of the business of the Partnership in his or her capacity as Limited Partner.

              9.5 VALUATION. For all purposes of this Agreement, "VALUE" shall mean, with respect to any assets or Securities, including, but not limited to, any Portfolio Investment, owned (directly or indirectly) by the Partnership at any time, the fair market value of such asset or security, as determined by the General Partner in its sole discretion, and, if a Portfolio

Investment was made prior to the Partnership's last fiscal quarter end, fair market value with respect to such Portfolio Investment generally shall be the valuation set forth for such Portfolio Investment in the Partnership's financial statements (as of such immediately preceding fiscal quarter end). The valuation may, in the discretion of the General Partner, be made by independent third parties appointed by the General Partner and deemed qualified by the General Partner to render an opinion as to the value of Partnership assets as of any date, using such methods and considering such information relating to the investments, assets and liabilities of the Partnership as such persons may deem appropriate.

                                   SECTION 10

                           INDEMNIFICATION OF PARTNERS

              10.1 INDEMNIFICATION OF GENERAL PARTNER, ETC. (a) INDEMNIFICATION GENERALLY. The Partnership shall and hereby does, to the fullest extent permitted by applicable law, indemnify, hold harmless and release each Covered Person from and against all claims, demands, liabilities, costs, expenses, damages, losses, suits, proceedings and actions, whether judicial, administrative, investigative or otherwise, of whatever nature, known or unknown, liquidated or unliquidated ("CLAIMS"), that may accrue to or be incurred by any Covered Person, or in which any Covered Person may become involved, as a party or otherwise, or with which any Covered Person may be threatened, relating to or arising out of the business and affairs of, or activities undertaken in connection with, the Partnership (including, but not limited to, Claims arising out of the disposition of any Portfolio Company), or otherwise relating to or arising out of this Agreement, including, but not limited to, amounts paid in satisfaction of judgments, in compromise or as fines or penalties, and counsel fees and expenses incurred in connection with the preparation for or defense or disposition of any investigation, action, suit, arbitration or other proceeding (a) "PROCEEDING"), whether civil or criminal (all of such Claims and amounts covered by this Section 10.1 and all expenses referred to in Section 10.2 are referred to as "DAMAGES"), except to the extent that it shall have been determined ultimately by a court of competent jurisdiction that such Damages arose primarily from the Disabling Conduct of such Covered Person. The provisions of this Section 10 shall survive the termination, dissolution, and winding-up of the partnership.

              (b) CONTRIBUTION. Notwithstanding any other provision of this Agreement, at any time and from time to time and prior to the third anniversary of the last day of the Term, the General Partner may at any time (or from time to time) require the Partners to contribute to the Partnership an amount sufficient to satisfy all or any portion of the indemnification obligations of the Partnership pursuant to Section 6.10(d) or Section 10.1(a), whether such obligations arise before or after the last day of the Term or, with respect to any Partner, before or after such Partner's withdrawal from the Partnership, PROVIDED that each Partner shall make such contributions in respect of its share of any such indemnification obligations made or required to be made as follows:

              (i) if the Claims or Damages so indemnified against arise out of a Portfolio Investment, by each Partner to which Distributable Cash was distributed in connection with such Portfolio Investment, in such amounts as shall result in each Partner retaining from such Distributable Cash the amount that would have been distributed to such Partner had the amount of Distributable Cash been, at the time of such distribution, reduced by the amount of such indemnification obligations, as equitably determined by the General Partner; and, thereafter, by the Partners in proportion to their Capital Contributions to such Portfolio Investments; and

              (ii) thereafter, or in any other circumstances, by the Partners in proportion to their Capital Commitments.

Any distributions returned pursuant to this Section 10.1(b) shall not be treated as Capital Contributions, but shall be treated as returns of distributions and reductions in Distributable Cash, in making subsequent distributions pursuant to Sections 6.3 and 13.2 and in determining the amount that the General Partner is required to contribute to the Partnership pursuant to Section 13.2. Notwithstanding anything in this Section 10 to the contrary, a Partner's liability under the first sentence of this Section 10.1(b) is limited to an amount equal to the sum of all distributions received by such Partner from the Partnership. Nothing in this Section 10.1(b), express or implied, is intended or shall be construed to give any Person other than the Partnership or the Partners any legal or equitable right, remedy or claim under or in respect of this
Section 10.1(b) or any provision contained herein.

              (c) NO DIRECT LIMITED PARTNER INDEMNITY. Limited Partners shall not be required to indemnify any covered person under this Section 10.1.

              10.2 EXPENSES, ETC. To the fullest extent permitted by applicable law, expenses incurred by a Covered Person in defense or settlement of any Claim that may be subject to a right of indemnification hereunder shall be advanced by the Partnership prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined ultimately by a court of competent jurisdiction that the Covered Person is not entitled to be indemnified hereunder. The right of any Covered Person to the indemnification provided herein shall be cumulative with, and in addition to, any and all rights to which such Covered Person may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Covered Person's successors, assigns and legal representatives. All judgments against the Partnership, and all judgments against the Partnership and either or both of the General Partner and/or the Manager in respect of which the General Partner and/or the Manager is/are entitled to indemnification, shall first be satisfied from Partnership assets (including, without limitation, Capital Contributions and any payments under Section 10.1(b)), before the General Partner or the Manager, as the case may be, is responsible therefor.

              10.3 NOTICES OF CLAIMS, ETC. Promptly after receipt by a Covered Person of notice of the commencement of any Proceeding, such Covered Person shall, if a claim for indemnification in respect thereof is to be made against the Partnership, give written notice to the Partnership of the commencement of such Proceeding, PROVIDED that the failure of any Covered Person to give notice as provided herein shall not relieve the Partnership of its obligations under this Section 10, except to the extent that the Partnership is actually prejudiced by such failure to give notice. In case any such Proceeding is brought against a Covered Person (other than a derivative suit in right of the Partnership), the Partnership shall be entitled to participate in and to assume the defense thereof to the extent that the Partnership may wish, with counsel reasonably satisfactory to such Covered Person. After notice from the Partnership to such Covered Person of the Partnership's election to assume the defense of such Proceeding, the Partnership shall not be liable for expenses subsequently incurred by such Covered Person in connection with the defense thereof. The Partnership shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Covered Person of a release from all liability in respect to such Claim.

              10.4 NO WAIVER. Nothing contained in this Section 10 shall constitute a waiver by any Partner of any right that it may have against any party under United States federal or state securities laws, the Act or other applicable laws.

              10.5 RETURN OF DISTRIBUTIONS. At any time for a period of three years after the last day of the Term, each person who was a Partner shall severally indemnify and hold harmless each Covered Person for such Partner's ratable share (based on the aggregate distributions received by all Partners) of Damages, on the same terms and to the same extent and with the same limitations as if such indemnity were given by the Partnership pursuant to Section 10.1(a) but without regard to Section 10.1(b), 10.2 or 10.3. The aggregate amount of a Partner's obligations under this Section 10.5 shall not exceed the amount of distributions from the Partnership theretofore received by such Partner.

              10.6 INDEMNIFICATION OF COVERED PERSONS. The General Partner is hereby instructed to cause the Partnership to indemnify, hold harmless and release each Covered Person, and authorized to cause the Partnership to indemnify, hold harmless and release any other Person, in each case pursuant to a separate indemnification agreement and on such terms as it may in its absolute discretion deem appropriate. It is the express intention of the parties hereto that (A) the provisions of this Section 10 for the indemnification of Covered Persons may be relied upon by such Covered Persons and may be enforced by such Covered Persons (or by the General Partner on behalf of any such Covered Person, PROVIDED that the General Partner shall not have any obligation to so act for or on behalf of any such Covered Person) against the Partnership and the Partners pursuant to this Agreement or to a separate indemnification agreement as if such Covered Persons were parties hereto, and (B) notwithstanding the provisions of
Section 16.7, the term "gross negligence" shall have the meaning given such term under the laws of the State of Delaware.

                                   SECTION 11

                   TRANSFER OF LIMITED PARTNERSHIP INTERESTS;
                         WITHDRAWAL OF LIMITED PARTNERS

              11.1 ADMISSION, SUBSTITUTION AND WITHDRAWAL OF LIMITED PARTNERS; ASSIGNMENT IN THE EVENT OF DEATH OR MENTAL INCOMPETENCE. (a) GENERAL. Except as set forth in this Section 11 or Section 5, no Additional Limited Partners may be admitted to, and no Limited Partner may withdraw from, the Partnership prior to the dissolution and winding-up of the Partnership. Except as set forth in this
Section 11, no Limited Partner shall sell, transfer, assign, convey, pledge, mortgage, encumber, hypothecate or otherwise dispose of ("TRANSFER") all or any part of its interest in the Partnership, PROVIDED that, in the event a Limited Partner dies or is adjudicated mentally incompetent, the estate or general representative of such Limited Partner may, with the prior written consent of the General Partner (which consent may be withheld in the sole and absolute discretion of the General Partner) and upon compliance with Sections 11.1(b) and
(c), Transfer all or a portion of such Limited Partner's interest in the Partnership.

              (b) CONDITIONS TO TRANSFER. Any purported transfer by a Limited Partner pursuant to the terms of this Section 11 shall, in addition to requiring the prior written consent referred to in Section 11.1(a), be subject to the satisfaction of the following conditions:

              (i) the estate or legal representative of the Limited Partner whose interest in the Partnership is proposed to be transferred (a "TRANSFEROR") or the Person to whom such transfer is made (a "TRANSFEREE") shall pay all expenses incurred by the Partnership or the General Partner on behalf of the Partnership in connection therewith;

              (ii) the Partnership shall receive from the Transferee (and in the case of clause (c) below, from the Transferor to the extent specified by the General Partner) (A) such documents, instruments and certificates as may be requested by the General Partner, pursuant to which such Transferee shall become bound by this Agreement, including, without limitation, a counterpart of this Agreement executed by or on behalf of such Transferee, (B) a certificate to the effect that the representations set forth in the Subscription Agreement of such Transferee are (except as otherwise disclosed to the General Partner) true and correct with respect to such Transferee as of the date of such transfer and (C) such other documents, opinions, instruments and certificates as the General Partner shall request;

              (iii) such transferor or Transferee shall, prior to making any such transfer, deliver to the Partnership the opinion of counsel described in Section 11.1(c);

              (iv) the General Partner may, in its sole discretion, require any Limited Partner wishing to make a Transfer under this Section 11 or such Transferee to pay to the Partnership such amount in immediately available funds as is sufficient to cover all expenses incurred by or on behalf of the Partnership in connection with such substitution or Transfer, and in connection therewith, to execute and deliver such documents, instruments, certificates and opinions of counsel as the General Partner shall request;

              (v) the General Partner shall be given at least 30 days' prior written notice of such desired transfer;

              (vi) the Transferor and the Transferee shall each provide a certificate to the effect that (A) the proposed transfer shall not be effected on or through (1) a U.S. national, regional or local securities exchange, (2) a non-U.S. securities exchange or (3) an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers (including, without limitation, NASDAQ or a foreign equivalent thereto) and (B) it is not, and its proposed Transfer or acquisition (as the case may be) shall not be made by, through or on behalf of, (1) a Person, such as a broker or a dealer, making a market in interests in the Partnership or (2) a Person who makes available to the public bid or offer quotes with respect to interests in the Partnership;

              (vii) such transfer shall not be effected on or through an "established securities market" or a "secondary market or the substantial equivalent thereof," as such terms are used in section 1.7704-1 of the Treasury Regulations;

              (viii) the Transferee is within the class of Persons referred to in section 2(a)(13) of the Investment Company Act; and

              (ix)   the Transferee is an Eligible Employee.

The General Partner may waive any or all of the conditions set forth in this
Section 11.1(b) (other than clause (vii) hereof) if in its sole discretion, it deems it in the best interest or not opposed to the interest of the Partnership to do so.

              (c)    OPINION OF COUNSEL. The opinion of counsel referred to in
Section 11.1(b)(iii) shall be in form and substance satisfactory to the General Partner, shall be from counsel satisfactory to the General Partner and shall be substantially to the effect that (unless specified otherwise by the General Partner) consummating the transfer contemplated by the opinion:

              (i) shall not require registration under, or violate any provisions of, the Securities Act or applicable state or non-U.S. securities laws or the conditions of any order applicable to the Partnership under section 6.6(b) of the Investment Company Act, and shall not otherwise prevent the Partnership from qualifying as an "employees' securities company" under such Act;

              (ii) that such Transfer is of the Transferor's entire interest in the Partnership, and that the Transferee is (A) a Person that counts as one beneficial owner for purposes of section 3(c)(1) of the Investment Company Act and (B) an "accredited investor" as such term is used in the Securities Act;

              (iii) shall not require the Manager, the General Partner or any Affiliate of the General Partner which is not registered under the Investment Advisers Act or the Partnership to register as an investment adviser under the Investment Advisers Act;

              (iv) shall not require the General Partner or the Partnership to register as an Investment Company;

              (v) shall not cause the Partnership to terminate for tax purposes, including by reason of being taxable as a corporation under the Code; and

              (vi) shall not violate the laws, rules or regulations of any state or the rules and regulations of any governmental authority applicable to such Transfers.

In giving such opinion, counsel may, with the consent of the General Partner, rely as to factual matters on certificates of the Transferor, the Transferee and the General Partner.

              (d) DEATH, ETC. Subject to Sections 11.1(a), (b) and (c), the estate of a Limited Partner shall have the right to Transfer, upon the death or incapacity of such Limited Partner, his or her interest in the Partnership.

              (e) SUBSTITUTE LIMITED PARTNERS. Notwithstanding any other provision of this Agreement, any Transferee of a Transferor's interest in the Partnership pursuant to the terms of this Section 11 may be admitted to the Partnership as a substitute limited partner of the Partnership (a) "SUBSTITUTE LIMITED PARTNER") only with the consent of the General Partner, which consent may be withheld in the sole and absolute discretion of the General Partner. Upon the admission of such Transferee as a Substitute Limited Partner, all references herein to such Transferor shall be deemed to apply to such Substitute Limited Partner, and such Substitute Limited Partner shall succeed to all rights and obligations of the Transferor hereunder. A Person shall be deemed admitted to the Partnership as a Substitute Limited Partner at the time that the foregoing conditions are satisfied and such Person is listed as a limited partner of the Partnership on the register of partnership interests of the Partnership maintained at the Partnership's principal office. Any Transferee of an economic interest in the Partnership shall become a Substitute Limited Partner only upon satisfaction of the requirements set forth in this Section 11.1.

              (f) TRANSFER IN VIOLATION OF AGREEMENT NOT RECOGNIZED. No attempted Transfer or substitution shall be recognized by the Partnership and any purported Transfer or substitution shall be void unless effected in accordance with and as permitted by this Agreement.

              11.2 ADDITIONAL LIMITED PARTNERS. (a) CONDITIONS TO ADMISSION. In addition to the admission of Limited Partners at the Closing, the General Partner, in its sole discretion, may schedule, from time to time, one or more additional closings on any date for one or more Person or Persons seeking admission to the Partnership as additional limited partners of the Partnership (each such Person, an "ADDITIONAL LIMITED PARTNER", which term shall include any Person that is a Partner immediately prior to such additional Closing and that wishes to increase the amount of its Capital Commitment), subject to the determination by the General Partner in the exercise of its good faith judgment that in the case of each admission or increase the following conditions have been satisfied:

              (i) Each such Additional Limited Partner shall have executed and delivered such instruments and shall have taken such actions as the General Partner shall deem necessary, convenient or desirable to effect such admission or increase, including, without limitation, the execution of (A) a Subscription Agreement, (B) a counterpart of this Agreement pursuant to which such Additional Limited Partner agrees to be bound by the terms and provisions hereof or to increase the amount of such Limited Partner's Capital Commitment, as the case may be, and (C) a Power of Attorney.

              (ii) Such admission or increase shall not result in a violation of any applicable law, including, without limitation, United States federal and state securities laws, or any term or condition of this Agreement and, as a result of such admission or such increase, the Partnership shall not be required to register as an Investment Company under the Investment Company Act; none of the General Partner, the Manager or any Affiliate of the General Partner or the Manager would be required to register as an investment adviser under the Investment Advisers Act and the Partnership shall not become taxable as a corporation or association.

              (iii) On the date of its admission to the Partnership or the date of such increase, as the case may be, such Additional Limited Partner shall have paid or unconditionally agreed to pay to the Partnership, an amount equal to the sum of

                     (A) in the case of each Portfolio Investment then held by the Partnership, the percentage of such Additional Limited Partner's Capital Commitment or (if the Additional Limited Partner is increasing its Capital Commitment) the percentage of the amount of the increase of such Additional Limited Partner's Capital Commitment that is equal to a fraction, (1) the numerator of which is the aggregate of the Capital Contributions of the previously admitted Partners used to fund the cost of such Portfolio Investment and (2) the denominator of which is the sum of the aggregate of
              (X) the Capital Commitments of the previously admitted Partners that made Capital Contributions used to fund the cost of such Portfolio Investment and (Y) (without duplication) the Capital Commitments of all Additional Limited Partners, and

                     (B) the percentage of such Additional Limited Partner's Capital Commitment or (if such Additional Limited Partner is increasing its Capital Commitment) the percentage of the amount of the increase of such Additional Limited Partner's Capital Commitment that is equal to a fraction, (1) the numerator of which is the aggregate of the Capital Contributions of the previously admitted Limited Partners in respect of all Drawdowns which have theretofore been funded and not returned to the Partners, other than Drawdowns made and used to fund the cost of a Portfolio Investment and (2) the denominator of which is the sum of the aggregate of (X) the Capital Commitments of all previously admitted Partners and (Y) (without duplication) the Capital Commitments of all Additional Limited Partners,

       together with, in the case of clauses (A) and (B), an amount calculated as interest thereon at a rate per annum equal to the Prime Rate plus 200 basis points from the dates that contribution of such amounts by such Additional Limited Partner would have been due if such Additional Limited Partner had been admitted to the Partnership or had increased its Capital Commitment, as the case may be, on the date of the Closing, to the date that the payment required to be made by such Additional Limited Partner pursuant to this Section 11.2(a)(iii) is made, which interest shall be treated as provided in Section 11.2(b), and less such amount as is necessary to take into account all distributions theretofore made.

A Person shall be deemed admitted to the Partnership as an Additional Limited Partner at the time that the foregoing conditions are satisfied and when such Person is listed as a limited partner of the Partnership on the register of partnership interests of the Partnership maintained at the principal office of the Partnership.

              (b) CERTAIN PAYMENTS AND TRANSFERS. Any amount paid by an Additional Limited Partner pursuant to Section 11.2(a)(iii)(A) with respect to the acquisition of Portfolio Investment (and any interest paid thereon) shall be remitted promptly to the previously admitted Partners, PRO RATA in accordance with their Capital Contributions used to fund the acquisition of such Portfolio Investment (before giving effect to the adjustments referred to in the following clause), and the Partners' Sharing Percentages for such Portfolio Investment shall be appropriately adjusted. Any amount paid by an Additional Limited Partner pursuant to Section 11.2(a)(iii)(B) (and any interest paid thereon) shall be remitted promptly to the previously admitted Partners, PRO RATA in accordance with their Capital Commitments. Such payments and remittances shall, in accordance with section 707(a) of the Code, be treated for all purposes of this Agreement and for all accounting and tax reporting purposes as payments made directly from the Additional Limited Partner to the previously admitted Partners and not as items of Partnership income, gain, loss, deduction, contribution or distribution. Such Additional Limited Partner shall succeed to the Capital Contributions of the previously admitted Partners attributable to the portion of the amount remitted to such previously admitted Partners pursuant to Section 11.2(a)(iii) (not including any amount calculated as interest thereon), as appropriate, and the Capital Contributions of the previously admitted Partners shall be decreased accordingly. In addition, the Remaining Capital Commitments of the previously admitted Limited Partners shall be increased by such amount remitted (not including any amount calculated as interest thereon), and the amount of such increase in Remaining Capital Commitments may be called again by the Partnership. The Remaining Capital Commitment of the Additional Limited Partner shall be appropriately determined by the General Partner. The register of partnership interests maintained at the Partnership's principal office shall be amended by the General Partner as appropriate to show the name and business address of each Additional Limited Partner and the amount of its Capital Commitment. Neither the admission of an Additional Limited Partner nor an increase in the amount of an Additional Limited Partner's Capital Commitment shall be a cause for dissolution of the Partnership. The transactions contemplated by this Section 11.2 shall not require the consent of any of the Limited Partners.

              (c)    NO CONSENT. The transactions contemplated by this Section
11.2 shall not require the consent of any of the Limited Partners.

              11.3 MULTI-FUND AND MULTI-VEHICLE ADJUSTMENTS. The payments to be made by, and distributions to be made to, certain Partners pursuant to
Section 11.2 (a) and (b), and the adjustments to be made pursuant to Section
13.2 of the Institutional Fund Agreement, shall be adjusted by the General Partner if it determines in its discretion that such adjustment is necessary or appropriate to take into account (I) that investments held by the Partnership may, as of any Closing Date, be held by one or more Parallel Funds, (II) that a portion of each Limited Partner's Capital Commitment originally made to the Partnership may become a capital commitment to one or more Special Investment Vehicles, and (III) closings of a Parallel Fund. Investments held by the Partnership, Parallel Funds, and/or Special Investment Vehicles may be transferred among such entities to effectuate the purposes of this Section and
Section 13.2 of the Institutional Fund Agreement. After the payments, distributions and adjustments described in this Section 11.3 and in Section 13.2 of the Institutional Fund Agreement are taken into account, each investment in a Portfolio Company shall be held by the Partnership and any Parallel Fund in proportion to their respective capital commitments, including, without limitation, all capital committed to the Partnership or any such Parallel Fund, as the case may be, after the date on which such investment was made, but only to the extent such capital commitments shall be applied to be invested in such Portfolio Company.

              11.4 TERMINATION OF EMPLOYMENT. (a) Upon death, Total Disability or Retirement (as such terms are defined in the Marsh & McLennan Companies Benefits Program) of a Limited Partner who is a natural person, such Limited Partner (or his or her estate) shall retain his or her interest in the Company; PROVIDED, HOWEVER, that such Limited Partner or his or her representative may request that such Limited Partner's interest in the Company be purchased for cash in an amount equal to the Value of such Limited Partner's interest in the Company. Such Limited Partner may request that the General Partner terminate such Limited Partner's obligation to contribute capital in respect of any unfunded portion of such Limited Partner's Capital Commitment to fund future Portfolio Investments. The General Partner may grant such requests, in whole or in part, in its sole discretion, but shall have no obligation to do so. All amounts that such Limited Partner would be required to contribute to the Partnership if it were dissolved (and its assets liquidated at fair market value as of the most recent valuation date) shall be payable upon such termination.

              (b) Upon the termination of the employment of a Limited Partner, who is a natural person, with MMC for reason other than death, Total Disability or Retirement (as such terms are defined in the Marsh & McLennan Companies Benefits Program), such Limited Partner shall retain his or her interest in the Company; PROVIDED, HOWEVER, that the General Partner shall have the right, exercisable in its sole discretion, but shall have no obligation, to purchase or designate a purchaser for such Limited Partner's interest in the Company for cash in an amount equal to the Value of such Limited Partner's interest in the Company. Unless the General Partner in its sole discretion determines otherwise, the obligation of such Limited Partner to contribute capital in respect of any unfunded portion of such Limited Partner's Capital Commitment to fund future Portfolio Investments shall continue. All amounts that such Limited Partner would be required to contribute to the Partnership if it were dissolved (and its assets liquidated at fair market value as of the most recent valuation date) shall be payable upon such termination.

              (c) The General Partner may enter into a separate agreement with any Limited Partner that is not a natural person to apply the provisions of this Section 11.4 to the partners, members or beneficial owners of such Limited Partner, and may, in the sole discretion of the General Partner, (I) reduce the Remaining Capital Commitment of such Limited Partner, (II) purchase (or designate a purchaser for) a portion of such Limited Partner's interest in the Partnership or (III) take such other action determined by the General Partner, in its sole discretion, to be advisable or appropriate in the circumstances.

              11.5 TRANSFER OR WITHDRAWAL BY THE GENERAL PARTNER. The General Partner shall not Transfer all or any part of its interest as the general partner of the Partnership, and the General Partner shall not withdraw as the general partner of the Partnership. Notwithstanding the foregoing, and to the extent permitted by law,

              (a) the General Partner may at its election convert to a limited partnership, limited liability company or other entity formed under the laws of the State of Delaware or any other jurisdiction, or

              (b) the General Partner may Transfer its interest as the general partner of the Partnership to, or be merged with and into, a limited partnership, limited liability company or other entity formed under the laws of the State of Delaware or any other jurisdiction for the purpose of serving as the general partner of the Partnership, but only if in any such case the partners of such limited partnership, the members of such limited liability company or the equity holders of such other entity, as the case may be, include the Persons that are the general partners or controlling equity holders of the General Partner.

Upon any such conversion to such a limited partnership, limited liability company or other entity, or any such Transfer by or merger of the General Partner to or with such a limited partnership, limited liability company or other entity, such limited partnership, limited liability company or other entity shall be deemed to be the same Person as the General Partner for all purposes of this Agreement. All Subscription Agreements applicable to the Partnership that are in effect at the time of any such conversion, Transfer, or merger shall thereafter continue in full force and effect.

                                   SECTION 12

                        DEATH, INCOMPETENCY OR BANKRUPTCY
                           OR DISSOLUTION OF PARTNERS

              12.1 BANKRUPTCY OR DISSOLUTION OF THE GENERAL PARTNER. In the event of the bankruptcy or dissolution and commencement of winding-up of the General Partner, or the occurrence of any other event that causes the General Partner to cease to be a general partner of the Partnership under the Act, the Partnership shall be dissolved and its affairs shall be wound up as provided in
Section 13, unless the business of the Partnership is continued pursuant to
Section 13.1(a).

              12.2 DEATH, INCOMPETENCY, BANKRUPTCY, DISSOLUTION OR WITHDRAWAL OF A LIMITED PARTNER. The death, incompetency, insanity, or other legal incapacity, bankruptcy, dissolution, retirement, resignation, or withdrawal of a Limited Partner or the occurrence of any other event that causes a Limited Partner to cease to be a Partner of the Partnership shall not in and of itself dissolve or terminate the Partnership; and the Partnership, notwithstanding such event, shall continue without dissolution upon the terms and conditions provided in this Agreement, and each Limited Partner, by executing this Agreement, agrees to such continuation of the Partnership without dissolution.

                                   SECTION 13

                   DISSOLUTION AND TERMINATION OF PARTNERSHIP

              13.1 DISSOLUTION. (a) There shall be a dissolution of the Partnership and its affairs shall be wound up upon the first to occur of any of the following events:

              (i) the day after the date that is one year after the dissolution of the Institutional Fund;

              (ii) the last Business Day of the Fiscal Year in which all assets acquired, or agreed to be acquired, by the Partnership have been sold or otherwise disposed of; or

              (iii) a decision, made by the General Partner in its sole discretion, to dissolve the Partnership because it has determined, in its sole discretion, in each case, that there is a substantial likelihood that due to a change in the text, application or interpretation of the provisions of laws, the Partnership cannot operate effectively in the manner contemplated herein and the General Partner shall have taken all commercially reasonable actions to mitigate the adverse consequences of such change, it being understood that any actions permitted to be taken by this Agreement shall be deemed commercially reasonable; or

              (iv) a decision, made by the General Partner in its sole discretion, to dissolve the Partnership because it has determined that, due to a change in the application or interpretation of any applicable statute, regulation, case law, administrative ruling or other similar authority (including, without limitation, changes that result in the Partnership being taxable as a corporation under United States federal income tax law), the Partnership cannot carry out its investment program; or

              (v) the withdrawal, bankruptcy or dissolution and commencement of winding-up of the General Partner, or the assignment by the General Partner of its entire interest in the Partnership, or the occurrence of any other event that causes the General Partner to cease to be a general partner of the Partnership under the Act, UNLESS (A) at the time of the occurrence of such event there is at least one remaining general partner of the Partnership that is hereby authorized to and does (unanimously in the case of more than one general partner) elect to continue the business of the Partnership without dissolution or (B) the business of the Partnership is otherwise continued without dissolution pursuant to the provisions of the Act, and PROVIDED, that for the purposes of this
       Section 13.1, the General Partner shall not be deemed to have been dissolved or to have commenced a winding-up as a result of the fact that any general partner of the General Partner ceases to be a general partner of the General Partner if and as long as the General Partner shall have at least one remaining general partner who shall have the right and shall elect to carry on the business of the General

       Partner; and PROVIDED, FURTHER, that the conversion of the General Partner to a limited partnership, limited liability company or other entity, or the Transfer of the General Partner's interest as the general partner of the Partnership to, or the merger of the General Partner with and into, a limited partnership, limited liability company or other entity as provided for in Section 11.5 shall not, for the purposes of this Section 13.1 be deemed a dissolution or winding-up or commencement of winding-up of the General Partner.

              (b) As contemplated by Sections 1.4 and 10.1, the term of the Partnership shall continue until the second anniversary of the expiration of the Term. After the expiration of the Term, the Partnership shall engage in no activities other than those contemplated by Sections 13 and 10.1, and those reasonably necessary, convenient or incidental thereto.

              13.2 DISTRIBUTION UPON DISSOLUTION. LIQUIDATION OF ASSETS. Upon the dissolution of the Partnership, the General Partner (or, if dissolution of the Partnership should occur by reason of Section 13.1(a)(v), a duly elected liquidating trustee of the Partnership or other representative who may be designated by a Majority in Interest) shall proceed, subject to the provisions of this Section 13, to liquidate the Partnership and apply the proceeds of such liquidation, or in its sole discretion to distribute Partnership assets, in the following order of priority:

              FIRST, to creditors in satisfaction of debts and liabilities of the Partnership, whether by payment or the making of reasonable provision for payment (other than any loans or advances that may have been made by any of the Partners to the Partnership), and the expenses of liquidation whether by payment or the making of reasonable provision for payment, any such reasonable reserves (which may be funded by a liquidating trust) to be established by the General Partner (or any liquidating trustee selected by the General Partner, or if the General Partner has dissolved or withdraws from the Partnership, or other representative duly designated by the Manager or by MMC) in amounts deemed by it to be reasonably necessary for the payment of the Partnership's expenses, liabilities and other obligations (whether fixed or contingent, conditional or unmatured);

              SECOND, to the Partners in satisfaction of any loans or advances that may have been made by any of the Partners to the Partnership, whether by payment or the making of reasonable provision for payment;

              THIRD, to the Partners in accordance with Section 6.

              13.3 DISTRIBUTIONS IN CASH OR IN KIND. Upon the dissolution of the Partnership, the General Partner (or liquidating trustee selected by the General Partner or, if the General Partner has dissolved or withdraws from the Partnership, a representative duly designated by the Manager or by MMC) or its successor or other representative shall use its commercially reasonable efforts to liquidate all of the Partnership assets in an orderly manner and apply the proceeds of such liquidation as set forth in
Section 13.2, PROVIDED THAT if in the good faith business judgment of the General Partner (or such liquidating trustee or other representative), a Partnership asset should not be liquidated, the General Partner (or such other representative) shall allocate, on the basis of the Value of any Partnership assets not sold or otherwise disposed of, any unrealized gain or loss based on such Value to the Partner's Capital Accounts as though the assets in question had been sold on the date of distribution and, after giving effect to any such adjustment, distribute said assets in accordance with Section 13.2, subject to the priorities set forth in Section 13.2, PROVIDED FURTHER that the General Partner (such other representative) shall in good faith attempt to liquidate sufficient Partnership assets to satisfy in cash (or make reasonable provision for) the debts and liabilities referred to in paragraphs First and Second of
Section 13.2. The General Partner may cause certificates evidencing any Securities to be distributed to be imprinted with legends as to such restrictions on transfers that it may deem necessary or appropriate, including, without limitation, legends as to applicable federal or state or non-U.S. securities laws or other legal or contractual restrictions, and may require any Partner to which Securities are to be distributed to agree in writing (A) that such Securities shall not be transferred except in compliance with such restrictions and (B) to such other matters as the General Partner may deem necessary, appropriate convenient or incidental to the foregoing.

              13.4 (a) TIME FOR LIQUIDATION, ETC. At the end of the term of the Partnership as provided for in Section 1.4, the Partnership shall be liquidated and any remaining assets shall be distributed in accordance with
Section 13.2. A reasonable time period shall be allowed for the orderly winding-up and liquidation of the assets of the Partnership and the discharge of liabilities to creditors so as to enable the General Partner to seek to minimize potential losses upon such liquidation. Subject to Section 13.1, the provisions of this Agreement shall remain in full force and effect during the period of winding-up and until the filing of a Certificate of Cancellation of the Partnership with the Secretary of State as provided in 13.4(b).

              (b) FILING OF CERTIFICATE OF CANCELLATION. Upon completion of the foregoing, the General Partner (or any liquidating trustee selected by the General Partner, or if the General Partner has dissolved or withdraws from the Partnership, a representative duly designated by the Manager or MMC) shall execute, acknowledge and cause to be filed a Certificate of Cancellation of the Partnership with the Secretary of State, PROVIDED that the winding up of the Partnership shall not be deemed complete and such Certificate of Cancellation shall not be filed by the General Partner (or such liquidating trustee or other representative) prior to the third anniversary of the last day of the Term unless otherwise required by applicable law.

              13.5 GENERAL PARTNER AND MEMBERS OF MMC NOT PERSONALLY LIABLE FOR RETURN OF CAPITAL CONTRIBUTIONS. None of the General Partner, the Manager, or any member of MMC or any of its or their respective Affiliates shall be personally liable for the return of all or any portion of the Capital Accounts or the Capital Contributions of any Partner, and such return shall be made solely from available Partnership assets, if any, and each Limited Partner hereby waives any and all claims it may have against the General Partner, the Manager and the members of MMC or any of its or their respective Affiliates thereof in the regard.

              13.6 REORGANIZATION OF THE PARTNERSHIP. To the extent permitted by law, in order to effect a reorganization of the Partnership:

              (a) the General Partner may cause the conversion of the Partnership to a limited partnership, limited liability company or other entity formed under the laws of the State of Delaware or any other jurisdiction, or

              (b) the General Partner may cause the exchange of the interests of the Partners in the Partnership for interests in, or cause the Partnership to be merged with and into, a limited partnership, limited liability company or other entity formed under the laws of the State of Delaware or any other jurisdiction, but only if in any such case the Partners (including, without limitation, their successors) shall become, and no other Persons (other than Persons necessary for the qualification of such limited partnership, limited liability company or other entity under such laws) shall be, the partners of such limited partnership, the members of such limited liability company or the equity holders of such other entity, as the case may be, PROVIDED that no such conversion, exchange or merger shall be permitted unless

                     (i) the General Partner shall first have delivered to the Partnership

                     (A) a written opinion from counsel of recognized standing experienced in United States federal income tax matters, to the effect that such limited partnership, limited liability company or other entity shall be classified as a partnership, and shall not be treated as a corporation, for United States federal income tax purposes, and

                     (B) a written opinion (the conclusions of which may be based in part on the opinion specified in the immediately preceding clause (A)) of each of

                            (1) experienced counsel admitted to practice in each jurisdiction in which such limited partnership, limited liability company or other entity is formed or has an office and

                            (2) experienced counsel admitted to practice in each jurisdiction (X) in which such limited partnership, limited liability company or other entity shall have an office, be doing business or otherwise be subject to the income tax laws of such jurisdiction immediately after such conversion, exchange or merger and (Y) under the income tax laws of which the Partnership was not taxed directly on its income before such conversion, exchange or merger, to the effect that such conversion, exchange or merger would not cause such limited partnership, limited liability company or other entity to be taxed directly on its income under the income tax laws of such jurisdiction,

                     (ii) the General Partner shall have first delivered to the Partnership a written opinion of experienced counsel admitted to practice in the jurisdiction under the laws of which such limited partnership, limited liability company or other entity is formed, to the effect that such conversion, exchange or merger would not adversely affect the limited liability of the Limited Partners,

                     (iii) such conversion, exchange or merger would not result in the violation of any applicable securities laws,

                     (iv) such conversion, exchange or merger would not result in such limited partnership, limited liability company or other entity being required to register as an investment company under the Investment Company Act or any law of similar import of the jurisdiction under the laws of which such limited partnership, limited liability company or other entity is formed, and would not result in the General Partner or any Affiliate of the General Partner being required to register as an investment adviser under the Investment Advisers Act or any law of similar import of such jurisdiction, and

                     (v) the General Partner shall have made a good faith determination that such conversion, exchange or merger would not adversely affect the rights or increase the liabilities of the Limited Partners.

Upon any such conversion, exchange or merger, such limited partnership, limited liability company or other entity shall be treated as the successor to the Partnership for all purposes of this Agreement and of the corresponding agreement pursuant to which the rights and obligations of the partners of such limited partnership, the members of such limited liability company or the equity holders of such other entity, as the case may be, are determined. All Subscription Agreements applicable to the Partnership that are in effect at the time of any such conversion, exchange or merger shall thereafter continue in full force and effect, and shall apply to the limited partnership, limited liability company or other entity that becomes the successor to the Partnership pursuant to such conversion, exchange or merger. In conjunction with any such conversion, exchange or merger, the General Partner may execute, on behalf of the Partnership and each of the Limited Partners, all documents that in its reasonable judgment are necessary or appropriate to consummate such conversion, exchange or merger, including, but not limited to, the agreement pursuant to which the rights and obligations of the partners of such limited partnership, the members of such limited liability company or the equity holders of such other entity, as the case may be, are determined (in the case of such a conversion to, exchange for interests in or merger into a limited partnership, including the limited partnership agreement thereof), all without any further consent or approval of any other Partner, PROVIDED that no such agreement may directly or indirectly effectuate a modification or amendment of the rights and obligations of the Partners which, if such modification or amendment were made to this Agreement, would require the consent of the Partners, any group thereof or any individual Partner as provided in Section 15, unless the consent to such modification or amendment required under Section 15 is obtained. A reorganization of the Partnership pursuant to this Section 13.6 shall not be deemed to be or result in a dissolution, winding-up or commencement of winding-up of the Partnership.

                                   SECTION 14

                                   DEFINITIONS

              As used herein the following terms have the meaning set forth below:

              "ACT " shall mean the Delaware Revised Uniform Limited Partnership Act, 6 Del C. Section 17-701 et seq., as amended, and any successor to such statute.

              "ADDITIONAL LIMITED PARTNER" shall have the meaning set forth in
Section 11.2(a).

              "ADJUSTMENT DATE" shall mean the last day of each Fiscal Year or any other date determined by the General Partner, in its sole discretion, as appropriate for an interim closing of the Partnership's books.

              "AFFILIATE" shall mean, with respect to any specified Person, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified, PROVIDED that Portfolio Companies and any Person controlled by a Portfolio Company shall not be an "Affiliate" of the Partnership, the General Partner, the Manager, the Investment Professionals, or MMC and PROVIDED FURTHER that an "Affiliate" of the General Partner shall include any principal officer or director of either the General Partner or the Manager.

              "AGREEMENT" shall mean this Limited Partnership Agreement, as from time to time amended, supplemented or restated.

              "ANNUAL MEETING" shall have the meaning set forth in Section 9.4.

              "AVAILABLE ASSETS" shall mean as of any date, the excess of the cash, cash equivalent items and Temporary Investments held by the Partnership over the sum of the amount of such items determined by the General Partner to be reasonably necessary for the payment of the Partnership's expenses, liabilities and other obligations (whether fixed, con-tingent, conditional or unmatured), including but not limited to the Partnership's indemnification obligations, and for the establishment of appropriate reserves for such expenses, liabilities and obligations as may arise, including, without limitation, the maintenance of adequate working capital for the continued conduct of the Partnership's business, and for Follow-on Investments.

              "AVAILABLE CAPITAL COMMITMENT" shall mean, in respect of any Partner, the amount of such Partner's Capital Commitment that has not been used to fund Portfolio Investments.

              "BUSINESS DAY" shall mean any day on which banks located in New York City are not required or authorized by law to remain closed.

              "CAPITAL ACCOUNT" shall have the meaning set forth in Section 6.1.

              "CAPITAL COMMITMENT" shall mean the commitments of the Partners to contribute capital pursuant to Section 5.1.

              "CAPITAL CONTRIBUTION" shall mean, with respect to any Partner, the amount of capital contributed, or to be contributed, as the case may be, and pursuant to a single Drawdown or in the aggregate, as the context may require, by such Partner to the Partnership pursuant to Section 5.1 and the other provisions of this Agreement.

              "CLAIMS" shall have the meaning set forth in Section 10.1.

              "CLOSING" shall have the meaning set forth in the Subscription Agreements.

              "CLOSING DATE" shall mean any date upon which the Partnership allows subscriptions to the Partnership to be made.

              "CODE" shall mean the United States Internal Revenue Code of 1986, as amended.

              "COVERED PERSON" shall mean (I) the General Partner, the Manager and the Investment Professionals, (II) each of the respective Affiliates of each Person identified in clause (i) of this definition, and (III) each Person who is or at any time becomes a shareholder, officer, director, employee, partner, member, manager, consultant or agent of any of the Persons identified in clause
(i) or clause (ii) of this definition.

              "DAMAGES" shall have the meaning set forth in Section 10.1.

              "DEFAULT" shall have the meaning set forth in Section 5.3.

              "DEFAULTING PARTNER" shall have the meaning set forth in Section 5.3.

              "DISABLING CONDUCT" shall mean conduct that constitutes gross negligence or willful misfeasance of the duties involved in the conduct of the office of the Person referred to.

              "DISTRIBUTABLE CASH" shall mean shall mean the excess of (A) cash received by the Partnership from the sale or other disposition of, or dividends or interest income from, a Portfolio Investment or Temporary Investment, or otherwise received by the Partnership, other than Capital Contributions, over
(B) cash disbursements for expenses of the Partnership (or amounts reserved against liabilities, contingent or otherwise, or other obligations of the Partnership, including to pay organizational or ongoing expenses of the Partnership).

              "DRAWDOWN NOTICE" shall have the meaning set forth in Section 5.1(b).

              "DRAWDOWNS" shall mean the Capital Contributions made to the Partnership pursuant to Section 5.1 from time to time by the Partners pursuant to the Drawdown Notice.

              "ELIGIBLE EMPLOYEE" shall have the meaning set forth in the Subscription Agreements and, in addition, shall include any entity of which the partners, members or beneficial owners are Eligible Employees.

              "FISCAL YEAR" shall mean the fiscal year of the Partnership, as determined pursuant to Section 1.5.

              "FOLLOW-ON INVESTMENT" shall mean a Portfolio Investment in Securities that the Partnership shall have had an existing commitment to make an investment in on the date of termination of the Investment Period pursuant to clause (a) of the definition of Investment Period, or Securities of a Portfolio Company or a company whose business is complementary to that of (and under common management with) a Portfolio Company in which, in the sole judgment of the General Partner, it is appropriate or necessary for the Partnership to invest, for the purpose of preserving, protecting or enhancing the Partnership's prior investment in such Portfolio Company.

              "GENERAL PARTNER" shall mean Marsh & McLennan C&I GP, Inc., a Delaware corporation, or its assignee and any additional or successor General Partner of the Partnership in its capacity as the General Partner of the Partnership as such entity may be affected by the provisions of Section 11.5.

              "GOVERNMENTAL AUTHORITY" shall mean any United States federal, state, local, or non-U.S. court, arbitrator or governmental agency, authority, commission, instrumentality or regulatory or administrative body.

              "INITIAL LIMITED PARTNER" shall mean David J. Wermuth, in such capacity as the initial limited partner of the Partnership.

              "INSTITUTIONAL FUND " shall have the meaning set forth in Section 1.3.

              "INSTITUTIONAL FUND AGREEMENT " shall mean the Limited Partnership Agreement of the Institutional Fund, dated as of April 7, 2000, as amended and/or restated from time to time.

              "INVESTMENT ADVISERS ACT" shall mean the United States Investment Advisers Act of 1940, as amended.

              "INVESTMENT COMPANY ACT" shall mean the United States Investment Company Act of 1940, as amended.

              "INVESTMENT GUIDELINES" shall have the meaning set forth in
Section 1.3.

              "INVESTMENT PERIOD" shall mean the period commencing on the date hereof and ending on the earlier to occur of (A) six years from the initial closing of the Institutional Fund and (B) the first date on which all Remaining Capital Commitments (net of amounts reserved by the General Partner for payment of Partnership Expenses throughout the Term, funding of Follow-on Investments and funding of any written commitments of the Partnership) available for investment in Portfolio Companies are zero.

              "INVESTMENT PROFESSIONALS" shall mean Charles A. Davis and Stephen Friedman and the other investment professionals employed by or having a consulting contract with the Manager.

              "LIMITED PARTNER" shall mean any Person listed as a limited partner of the Partnership and any Person admitted to the Partnership as an additional or substitute partner of the Partnership in accordance with this Agreement, and who is shown as a partner of the Partnership on the register of partnership interests maintained in the principal office of the Partnership (but excluding, without limitation, all Persons that cease to be Partners in accordance with the terms hereof).

              "MAJORITY IN INTEREST" shall mean Limited Partners who, at the time in question, have Capital Contributions aggregating more than 50% of all Capital Contributions of all Partners.

              "MANAGER" shall mean MMC Capital, Inc. (formerly known as Marsh & McLennan Capital, Inc.), a Delaware corporation, or any successor thereto.

              "MMC" shall mean Marsh & McLennan Companies, Inc., and, as the context requires, its subsidiaries and Affiliates, including without limitation Marsh Inc., Guy Carpenter & Company, Inc., Seabury & Smith, Inc., Putnam Investments, Inc. and Mercer Consulting Group, Inc.

              "MATERIAL ADVERSE EFFECT" shall mean (A) a violation of a statute, rule, regulation or governmental administrative policy applicable to a Partner of a United States federal, state or non-U.S. Governmental Authority which could have a material adverse effect on a Portfolio Company or any Affiliate thereof or on the Partnership or the General Partner, or any of their respective Affiliates, (B) an occurrence which could subject a Portfolio Company or Affiliate thereof or the Partnership, the General Partner or the Manager, or any of their respective Affiliates to any material regulatory requirement to which it would not otherwise be subject, or which could materially increase any such regulatory requirement beyond what it would otherwise have been, or (C) an occurrence which could subject any Partner or any Affiliate of any such Partner to any tax under Section 897 of the Code.

              "MEMORANDUM" shall mean the Confidential Private Placement Memorandum of the Partnership, dated May 2000 and any further written supplements thereto.

              "NASDAQ" shall mean The Nasdaq Stock Market, Inc.

              "PARALLEL FUNDS" shall have the meaning set forth in Section 1.3.

              "PARTNERS" shall have the meaning set forth in Section 1.1.

              "PARTNERSHIP" shall have the meaning set forth in the initial paragraph of this Agreement.

              "PARTNERSHIP REGISTER" shall have the meaning set forth in Section 1.1(b).

              "PERIOD" shall mean, for the first period, the period commencing on the date of this Agreement and ending on the next Adjustment Date, and thereafter the period commencing on the day after an Adjustment Date and ending on the next Adjustment Date.

              "PERSON" shall mean any individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.

              "PORTFOLIO COMPANY" shall mean an entity in which a Portfolio Investment is made by the Partnership directly or through one or more intermediate entities of the Partnership.

              "PORTFOLIO INVESTMENT" shall mean any debt or equity (or debt with equity) investment (including, without limitation, any Temporary Investments) made by the Partnership, which, in the sole judgment of the General Partner at the time it is made, is consistent with the Investment Guidelines of the Partnership and is an appropriate investment for the Partnership, PROVIDED that acquisitions or disposition of determinations with respect to the Portfolio

Investments other than Temporary Investments shall generally be made by MMC Capital C&I GP, L.P.

              "POWER OF ATTORNEY" shall mean, with respect to any Limited Partner, the Power of Attorney executed by such Limited Partner substantially in the form attached to the Subscription Agreements.

              "PRIME RATE" shall mean the rate of interest publicly announced by Citibank, N.A. from time to time in New York, New York as its prime rate.

              "PROCEEDING" shall have the meaning set forth in Section 10.1.

              "REMAINING CAPITAL COMMITMENT" shall mean, in respect of any Partner, the amount of such Partner's Capital Commitment, determined at any date, which has not been contributed as a Capital Contribution, as adjusted as contemplated hereby.

              "SECRETARY OF STATE " shall have the meaning set forth in Section 1.4.

              "SECTION 17 TRANSACTIONS" shall have the meaning specified in
Section 2.5(f).

              "SECURITIES" shall mean shares of capital stock, limited partnership interests, limited liability company interests, warrants, options, bonds, notes, debentures and other equity and debt securities and interests of whatever kind of any Person, whether readily marketable or not.

              "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder.

              "SHARING PERCENTAGE" shall mean with respect to any Partner and any Portfolio Investment, a fraction, expressed as a percentage, the numerator of which is the aggregate amount of the Capital Contributions of such Partner used to fund the cost of such Portfolio Investment and the denominator of which is the aggregate amount of the Capital Contributions of all of the Partners used to fund the cost of such Portfolio Investment.

              "SPECIAL INVESTMENT VEHICLE" shall have the meaning set forth in
Section 4.2.

              "STATEMENT" shall have the meaning set forth in Section 1.4.

              "SUBSCRIPTION AGREEMENTS" shall mean the several Subscription Agreements entered into by the respective Limited Partners in connection with their purchase of limited partner interests in the Partnership.

              "SUBSTITUTE LIMITED PARTNER" shall have the meaning set forth in
Section 11.1(e).

              "TERM" shall have the meaning set forth in Section 1.4.

              "TEMPORARY INVESTMENTS" shall mean investments in (A) cash equivalents, (B) marketable direct obligations issued or unconditionally guaranteed by the United States of America, or issued by any agency thereof, maturing within one year from the date of acquisition thereof, (C) money market instruments, commercial paper or other short-term debt obligations having at the date of purchase by the Partnership the highest or second highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc. or their successors, (D) money market mutual funds managed by Putnam Investments, Inc. or a subsidiary thereof, (E) interest-bearing accounts and/or certificates of deposit maturing within one year from the date of acquisition thereof issued by commercial banks incorporated under the laws of the United States of America or any state thereof or the District of Columbia, each having at the date of acquisition by the Partnership undivided capital and surplus of not less than $100,000,000, (F) overnight repurchase agreements with primary Fed dealers collateralized by direct U.S. Government obligations or (G) pooled investment vehicles or accounts which invest only in Securities or instruments of the type described in (a) through (d). If there exists any uncertainty as to whether any investment by the Partnership constitutes a Temporary Investment or Portfolio Investment, such investment shall be deemed a Temporary Investment unless the General Partner determines in the exercise of its good faith judgment that such investment is a Portfolio Investment.

              "TRANSFER" shall have the meaning set forth in Section 11.1(a).

              "TRANSFEREE" shall have the meaning set forth in Section 11.1(b).

              "TRANSFEROR" shall have the meaning set forth in Section 11.1(b).

              "TREASURY REGULATIONS" shall mean the Regulations of the Treasury Department of the United States issued pursuant to the Code.

              "VALUE" shall have the meaning set forth in Section 9.5.

                                   SECTION 15

                                   AMENDMENTS

              Any modifications or amendments duly adopted in accordance with the terms of this Agreement may be executed in accordance with the Powers of Attorney. In addition, the terms and provisions of this Agreement may be modified or amended at any time and from time to time with the written consent of (A) the General Partner and (B) a Majority in Interest of

Limited Partners, PROVIDED that, without the consent of any of the Partners, the General Partner may (I) amend this Agreement or take any other action as permitted or contemplated by the Powers of Attorney, (II) reflect on the records of the Partnership changes validly made, pursuant to the terms of this Agreement, in the amount of (and the obligation to fund the full amount of) the Capital Commitment of any Partner or in the membership of the Partnership, (III) enter into agreements with Persons who are Transferees of the interests in the Partnership of Partners, pursuant to the terms of this Agreement, providing in substance that such Persons shall be bound by this Agreement, and that such transferees shall become Substitute Limited Partners in the Partnership, (IV) amend this Agreement as may be required to implement (A) Transfers of interests of Limited Partners, (B) the admission of any Substitute Limited Partner or an Additional Limited Partner, (C) any admission of Limited Partners or changes in Capital Commitments contemplated by Section 11.2, (D) any changes due to a Defaulting Partner, (E) the conversion, Transfer or merger of all or any part of its interest as general partner of the Partnership as contemplated by Section
11.5 or (F) a reorganization of the Partnership as contemplated by Section 13.6; and (V) may amend this Agreement (A) to satisfy any requirements, conditions, guidelines or opinions contained in any opinion, directive, order, ruling or regulation of the United States Securities and Exchange Commission, the United States Internal Revenue Service or any other federal or state agency, or in any federal or state statute, compliance with which the General Partner deems to be in the best interests of the Partnership, (B) to change the name of the Partnership and (C) to cure any ambiguity or correct or supplement any provision of this Agreement that may be incomplete or inconsistent with any other provision contained herein, so long as such amendment under clause (C) of this clause (v) does not adversely affect the interests of the Limited Partners hereunder, and PROVIDED FURTHER that no amendment of this Agreement shall (x) increase any financial obligation or liability of a Limited Partner or reduce the economic rights of a Limited Partner beyond that set forth herein or permitted hereby without such Limited Partner's consent.

                                   SECTION 16

                            MISCELLANEOUS PROVISIONS

              16.1 NOTICES. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be transmitted by (A) registered or certified mail, return receipt requested, postage prepaid, (B) hand delivery service prepaid, (C) next day or overnight mail or delivery, in each case postage or service prepaid, or (D) telecopy or facsimile or email transmission and followed by a written or verbal confirmation of receipt as follows:

              (a)    if to the General Partner or to the Partnership, to it at:

                     MMC Capital, Inc.
                     20 Horseneck Lane
                     Greenwich, CT 06830

                     Telephone No.: (203) 862-2950
                     Fax No.: (203) 625-8369

                     ATTENTION:  Richard A. Goldman

              (b) if to a Limited Partner, to such Limited Partner at either the home or office of such Limited Partner, as determined by the General Partner.

All such notices, requests, demands, waivers and other communications shall be deemed to have been received (W) if by personal delivery, on the day after such delivery, (X) if by certified or registered mail, on the fifth business day after the mailing thereof, (Y) if by next-day or overnight mail or delivery, one day after the mailing thereof, or (Z) if by telecopy, facsimile or e-mail, on the next day following the day on which such telecopy, facsimile or e-mail was sent, PROVIDED that confirmation is obtained as required.

              16.2 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be considered an original and all of which taken together shall constitute a single agreement.

              16.3 TABLE OF CONTENTS AND HEADINGS. The table of contents and the headings of the sections of this Agreement are inserted for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.

              16.4 SUCCESSORS AND ASSIGNS. Except as otherwise specifically provided herein, this Agreement shall inure to the benefit of and be binding upon the parties and to their respective heirs, executors, administrators, successors and permitted assigns.

              16.5 SEVERABILITY. Every term and provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such term or provision shall be enforced to the maximum extent permitted by applicable law and, in any event, such illegality or invalidity shall not affect the validity of the remainder of the Agreement. Any default hereunder by a Limited Partner shall not excuse a default by any other Limited Partner.

              16.6 NON-WAIVER. No provision of this Agreement shall be deemed to have been waived except if the giving of such waiver is contained in a written notice given to the party claiming such waiver and no such waiver shall be deemed to be a waiver of any other or further obligation or liability of the party or parties in whose favor the waiver was given.

              16.7 APPLICABLE LAW (SUBMISSION TO JURISDICTION). EXCEPT AS PROVIDED IN SECTION 10.6, THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE INTERPRETED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN THAT JURISDICTION WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF RULES OF CONFLICTS OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. The General Partner hereby submits to the nonexclusive jurisdiction of the courts of the State of Delaware and to the courts of the jurisdiction in which the principal office of the Partnership is located (and, if the principal office is located in the United States, of the federal district court having jurisdiction over the location of the principal office) for the resolution of all matters pertaining to the enforcement and interpretation of this Agreement.

              16.8 CONFIDENTIALITY. Each Limited Partner agrees that it shall not disclose without the prior consent of the General Partner (other than to such Limited Partner's employees, auditors or counsel; PROVIDED, that such Limited Partner obtain the agreement of such Person to be bound by the obligations of this Section 16.8) any information with respect to the Partnership or any Portfolio Company that is designated by the General Partner to such Limited Partner in writing as confidential, PROVIDED that a Limited Partner may disclose any such information (A) as has become generally available to the public, (B) as may be required or appropriate in any report, statement or testimony submitted to any Governmental Authority having jurisdiction over such Limited Partner, (C) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (D) to the extent necessary in order to comply with any law, order, regulation, ruling or other governmental request applicable to such Limited Partner and (E) to its professional advisors. Subject to the provisions of this Agreement, the General Partner may in its sole discretion keep confidential any information known by the General Partner as to Portfolio Companies, Portfolio Investments or other aspects of the Partnership's investment activities if and to the extent that the General Partner determines that keeping such information confidential is in the best interests of the Partnership or that the Partnership is required by law or agreement with a third party to keep confidential.

              16.9 SURVIVAL OF CERTAIN PROVISIONS. The obligations of each Partner pursuant to Section 6.11 and Section 10 shall survive the termination or expiration of this Agreement and the dissolution, winding-up and termination of the Partnership.

              16.10 WAIVER OF PARTITION. Except as may otherwise be provided by law in connection with the winding-up, liquidation and dissolution of the Partnership, each Partner hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Partnership's property.

              16.11 CURRENCY. The term "dollar" and the symbol "$", wherever used in this Agreement, shall mean the United States dollar.

              16.12 ENTIRE AGREEMENT. This Agreement (including, without limitation, all schedules attached hereto), together with the related Subscription Agreements, the related Powers of Attorney and any other written agreement between the General Partner or the Partnership and any Limited Partner with respect to the subject matter hereof, constitutes the entire agreement among the Partners and between the Partners and the Initial Limited Partner with respect to the subject matter hereof, and supersede any prior agreement or understanding among them with respect to such subject matter, PROVIDED that the representations and warranties of the General Partner and the Limited Partners in, and the other provisions of, the Subscription Agreements shall survive the execution and delivery of this Agreement.

              IN WITNESS WHEREOF, the undersigned have duly executed this Limited Partnership Agreement of the MMC C&I Employees' Securities Company, L.P. as of the day and year first above written.

                             THE GENERAL PARTNER:
                             -------------------

                             MARSH & McLENNAN C&I GP, INC.



                             By:
                                -------------------------------------------
                             Name:
                             Title:


                             LIMITED PARTNERS:
                             ----------------

                             Each of the Limited Partners listed on the register of Partnership interests maintained at the principal office of the Partnership, pursuant to the power of attorney and authorization granted by each such Limited Partner to the General Partner as attorney-in-fact and agent under the separate Powers of Attorney, dated various dates:

                             By:  MARSH & McLENNAN C&I GP, INC.



                                  By:
                                     --------------------------------------
                                  Name:
                                  Title:

                             INITIAL LIMITED PARTNER:
                             -----------------------



                             ----------------------------------------------
                             By:  ,
                                  in his capacity as the Initial Limited Partner

                                                                      SCHEDULE A

                  INVESTMENT OBJECTIVE, POLICIES AND PROCEDURES

              This Schedule A describes the investment objective, policies, procedures, guidelines and restrictions of MMC C&I Employees' Securities Company, L.P. (the "PARTNERSHIP"). MMC Capital, Inc. (the "Manager") is the manager of the Partnership and Marsh & McLennan C&I GP, Inc. (the "GENERAL PARTNER") is the general partner of the Partnership. Certain capitalized terms used without definition have the meanings specified in the Limited Partnership Agreement of the Partnership (as amended, the "AGREEMENT").

              INVESTMENT OBJECTIVE. The Partnership shall co-invest with MMC Capital Communications and Information Fund, L.P. (the "INSTITUTIONAL FUND"), along with their co-investment, parallel funds and special investment vehicles (together with the Partnership and the Institutional Fund, "THE FUND"). The Fund will make private equity and equity-related investments in the early stage communications and information companies in North America and Western Europe and will focus on ventures offering components, software, hardware, applications, services and content that, when integrated, enable the next generation of communications and information businesses. The Fund will target companies with established business models seeking additional capital to fund growth. The Fund's portfolio investments are expected to range between approximately $5 million and $10 million in size, but in no event will any such investment exceed $15 million.

              INVESTMENT POLICIES AND PROCEDURES. The General Partner is responsible for the investment decisions of the Partnership, based on the advice of the Manager and subject to the co-investment agreement with the Institutional Fund. The Partnership's routine activities shall be managed by the Manager.

              Among the Manager's management responsibilities for the Partnership shall be the following: (a) to search for, analyze and develop investment opportunities; (B) to screen and evaluate promising investment proposals; (C) to structure and arrange the consummation of Portfolio Investments; (D) to monitor the operations of Portfolio Companies; and (E) to develop and arrange the implementation of strategies for the realization of gain from investments.